UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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STAR SCIENTIFIC, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 16, 2011
PROXY STATEMENT
VOTING SECURITIES
ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION
APPROVAL OF THE STAR SCIENTIFIC, INC. 2011 PERFORMANCE BONUS PLAN
APPROVAL OF STOCK OPTION AWARDS TO CERTAIN EMPLOYEES AND APPROVAL OF AMENDMENT TO THE 2008 PLAN
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
AUDIT COMMITTEE REPORT
ADVISORY VOTE ON EXECUTIVE COMPENSATION
FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSALS BY OUR STOCKHOLDERS
WHERE YOU CAN FIND MORE INFORMATION

STAR SCIENTIFIC, INC.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to Be Held on Friday, December 16, 2011 at 10:00 A.M. Eastern Time
•	This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
•	The proxy statement and annual report to shareholders are available at: www.proxydocs.com/cigx.
The 2011 annual meeting of the shareholders of Star Scientific, Inc. (the “Company”) will be held at 10:00 A.M. on December 16, 2011 in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037 (the “Annual Meeting”).
The proposals to be considered by the Company’s stockholders at the Annual Meeting are:
1.	a proposal to elect six directors to the Company’s Board of Directors for one-year terms;
2.	a proposal to approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 187,500,000 to 207,500,000;
3.	a proposal to approve the Star Scientific, Inc. 2011 Performance Bonus Plan;
4.	a proposal to approve stock option awards previously granted to certain employees under the Company’s 2008 Incentive Award Plan and an amendment to the Company’s 2008 Incentive Award Plan to correspondingly increase the number of shares available for issuance under that plan from 6,000,000 to 14,900,000 shares;
5.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent auditor to audit the Company’s 2011 financial statements;
6.	a proposal to approve an advisory resolution on executive compensation;
7.	a proposal to approve an advisory resolution on the frequency of advisory votes on executive compensation; and
8.	any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The Board of Directors of Star Scientific, Inc. recommends that you vote “FOR” Proposals 1, 2, 3, 4, 5 and 6, and for a frequency of “1 YEAR” for Proposal 7.
You are cordially invited to attend the Annual Meeting in person. Your participation in these matters is important, regardless of the number of shares you own. Whether or not you expect to attend in person, we urge you to authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card as promptly as possible, so that your shares will be represented at the Annual Meeting. If you choose to attend the Annual Meeting you may then vote in person if you so desire, even though you may have executed and returned the proxy. Any stockholder who executes such a proxy may revoke it at any time before it is exercised. A proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company, Attention: Secretary; by delivering a duly executed proxy bearing a later date to the Company; or by attending the Annual Meeting and voting in person.

November 8, 2011
Dear Fellow Stockholders:
On behalf of our Board of Directors, I cordially invite you to attend the 2011 Annual Meeting of the stockholders of Star Scientific, Inc. to be held in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 16, 2011, at 10:00 A.M., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.
IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card in the envelope provided.
Sincerely,
Paul L. Perito
Chairman of the Board of Directors,
President and Chief Operating Officer

STAR SCIENTIFIC, INC.
NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2011
To the Stockholders of Star Scientific, Inc.:
Notice is hereby given that the annual meeting of stockholders of Star Scientific, Inc., a Delaware corporation (the “Company”), will be held in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on December 16, 2011, at 10:00 A.M., Eastern Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting are:
1.	a proposal to elect six directors to the Company’s Board of Directors for one-year terms;
2.	a proposal to approve an amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 187,500,000 to 207,500,000;
3.	a proposal to approve the Star Scientific, Inc. 2011 Performance Bonus Plan;
4.	a proposal to approve stock option awards previously granted to certain employees under the Company’s 2008 Incentive Award Plan (the “2008 Plan”) and an amendment to the 2008 Plan to correspondingly increase the number of shares available for issuance under the 2008 Plan from 6,000,000 to 14,900,000 shares;
5.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent auditor to audit the Company’s 2011 financial statements;
6.	a proposal to approve an advisory resolution on executive compensation;
7.	a proposal to approve an advisory resolution on the frequency of advisory votes on executive compensation; and
8.	any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The foregoing matters are described in more detail in the accompanying Proxy Statement. In addition, financial and other information about the Company is contained in the accompanying Annual Report to Stockholders for the year ended December 31, 2010.
The Board of Directors has fixed the close of business on November 4, 2011, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting. Consequently, only stockholders of record at the close of business on November 4, 2011, will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting in person, please authorize your proxy by Internet, telephone, or, if you utilize the paper copy of the proxy card, by marking, signing, dating and returning your proxy card as promptly as possible, so that your shares will be represented at the Annual Meeting. If you utilize the enclosed proxy card, no postage is required if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.
FOR ADMISSION TO THE MEETING, ALL STOCKHOLDERS SHOULD COME TO THE STOCKHOLDER CHECK-IN TABLE. THOSE WHO OWN SHARES IN THEIR OWN NAMES SHOULD PROVIDE IDENTIFICATION AND HAVE THEIR OWNERSHIP VERIFIED AGAINST THE LIST OF REGISTERED STOCKHOLDERS AS OF THE RECORD DATE. THOSE WHO HAVE BENEFICIAL OWNERSHIP OF STOCK THROUGH A BANK OR BROKER MUST BRING ACCOUNT STATEMENTS OR LETTERS FROM THEIR BANKS OR BROKERS INDICATING THAT THEY OWNED STAR SCIENTIFIC COMMON STOCK AS OF NOVEMBER 4, 2011. IN ORDER TO VOTE AT THE ANNUAL MEETING, BENEFICIAL OWNERS OF STOCK MUST BRING LEGAL PROXIES, WHICH THEY CAN OBTAIN ONLY FROM THEIR BROKERS OR BANKS.
By Order of the Board of Directors

Robert E. Pokusa
Secretary and General Counsel
Glen Allen, Virginia
November 8, 2011

STAR SCIENTIFIC, INC.
4470 COX ROAD
GLEN ALLEN, VIRGINIA 23060
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 16, 2011
This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of Star Scientific, Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 16, 2011, at 10:00 A.M., Eastern Time, and any adjournments or postponements thereof, which we refer to as the Annual Meeting. “We,” “our,” “us,” “the Company,” “our company” and “Star” each refer to Star Scientific, Inc. and its consolidated subsidiaries. The mailing address of our principal executive office is 4470 Cox Road, Glen Allen, Virginia 23060. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are first being mailed on or about November 14, 2011, to holders of record as of November 4, 2011 of our common stock, par value $0.0001 per share, or common stock.
Matters to be Considered at the Annual Meeting
At the Annual Meeting, our stockholders of record on November 4, 2011 will be asked to vote upon the following: As of the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth above.
1.	a proposal to elect six directors to our company’s Board of Directors for one-year terms;
2.	a proposal to approve an amendment to our company’s Sixth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that our company is authorized to issue from 187,500,000 to 207,500,000;
3.	a proposal to approve the Star Scientific, Inc. 2011 Performance Bonus Plan, or the 2011 Incentive Plan;
4.	a proposal to approve stock option awards previously granted to certain employees under our company’s 2008 Incentive Award Plan, or the 2008 Plan, and an amendment to the 2008 Plan to correspondingly increase the number of shares available for issuance under the 2008 Plan from 6,000,000 to 14,900,000 shares;
5.	a proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as our company’s independent auditor to audit our company’s 2011 financial statements;
6.	a proposal to approve an advisory resolution on executive compensation;
7.	a proposal to approve an advisory resolution on the frequency of advisory votes on executive compensation; and
8.	any other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
VOTING SECURITIES
Record Date; Outstanding Shares; Shares Entitled to Vote
Our Board of Directors has fixed the close of business on November 4, 2011, as the record date, or Record Date, for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, we had 135,055,505 shares of common stock issued and outstanding held by approximately 621 stockholders of record. We have no other class of voting securities outstanding.
Stockholders of record on the Record Date will be entitled to one vote per share of common stock on any matter that may properly come before the Annual Meeting and any adjournments or postponements of the meeting.

Quorum and Vote Required
The presence, in person or by duly executed proxy, of stockholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting is required in order to constitute a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.
If a quorum is present, (1) the members of the Board of Directors must be elected by a plurality of votes properly cast at the Annual Meeting, (2) the proposal to amend the Certificate of Incorporation must be approved by the affirmative vote of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, (3) the proposals to approve (a) the 2011 Incentive Plan, (b) stock option awards previously granted to certain employees under the 2008 Plan and an amendment to the 2008 Plan to correspondingly increase the number of shares of common stock available for issuance thereunder, (c) the ratification of the appointment of Cherry, Bekaert & Holland, L.L.P. as our independent auditor and (d) such other matters as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting, must be approved by the affirmative vote of a majority of the votes properly cast at the Annual Meeting, and (4) with respect to each of the proposals to approve (x) the advisory resolution on executive compensation and (y) the advisory resolution on the frequency of advisory votes on executive compensation, the voting option that receives the highest number of votes cast by shareholders will be the option that has been selected by shareholders. While the advisory votes on Proposal 6 and Proposal 7 are non-binding, our Board of Directors and Compensation Committee, as applicable, will carefully consider the outcome of the vote on these proposals.
Voting; Proxies; Revocation
Shares of our common stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked prior to or at the Annual Meeting, will be voted at the Annual Meeting, and at any adjournments, continuations or postponements of the Annual Meeting, in accordance with the instructions on the proxies.
If a proxy is duly executed and submitted without instructions, the shares of common stock represented by that proxy will be voted “FOR”:
1.	the proposal to elect six directors to our company’s Board of Directors for one-year terms;
2.	the proposal to approve an amendment to our company’s Sixth Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock that our company is authorized to issue from 187,500,000 to 207,500,000;
3.	the proposal to approve the 2011 Incentive Plan;
4.	the proposal to approve stock option awards previously granted to certain employees under the 2008 Plan and an amendment to the 2008 Plan to correspondingly increase the number of shares available for issuance under the 2008 Plan from 6,000,000 to 14,900,000 shares;
5.	the proposal to ratify the appointment of Cherry, Bekaert & Holland, L.L.P., as our company’s independent auditor to audit our company’s 2011 financial statements;
6.	the proposal to approve an advisory resolution on the executive compensation of certain executive officers; and
7.	a frequency of “1 Year” with respect to the proposal to approve an advisory resolution on the frequency of advisory votes on executive compensation.
If other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
The person who executes a proxy may revoke it at, or before, the Annual Meeting by: (A) delivering to our Secretary a written notice of revocation of a previously delivered proxy bearing a later date than the proxy; (B) duly executing, dating and delivering to our Secretary a subsequent proxy; or (C) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Any written notice revoking a proxy should be delivered to Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060, Attn: Corporate Secretary. If your shares of common stock are held in a brokerage account, you must follow your broker’s instructions to revoke a proxy.

Abstentions and Broker Non-Votes
Broker non-votes occur when a nominee holding shares of voting securities for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present but are not deemed a vote cast “For” or “Against” a given proposal, and therefore are not included in the tabulation of the voting results. As such, abstentions, withheld votes, and broker non-votes do not affect the voting results with respect to the election of directors or the issues requiring the affirmative vote of a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will have the effect of a vote against the approval of any items requiring the affirmative vote of the holders of a majority or greater of our outstanding common stock present and entitled to vote at the Annual Meeting.
Proxy Solicitation
We are soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding common stock for the benefit of others so that such brokerage houses, fiduciaries and custodians may forward the solicitation materials to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their expenses in forwarding solicitation materials to those beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers or other regular employees of our company. No additional compensation will be paid to our directors, officers or other regular employees for these services.
Business; Adjournments
We do not expect that any matter other than the proposals presented in this proxy statement will be brought before the Annual Meeting. However, if other matters are properly presented at the Annual Meeting or any adjournment or postponement of the Annual Meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.
If a quorum is not present at our Annual Meeting, the Annual Meeting may be adjourned or postponed until a quorum is present by the affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting. Any business may be transacted at the adjourned meeting that might have been transacted at the annual meeting originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. We do not currently intend to seek an adjournment of the Annual Meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS
Six directors have been nominated for election at the Annual Meeting to serve until the next annual meeting of the stockholders or until their respective successors are elected or appointed or until their earlier removal or resignation. Nominees for election to the Board of Directors shall be elected by a plurality of votes properly cast at the Annual Meeting.
Our Board of Directors has no reason to believe that the persons listed below as nominees for directors will be unable or decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies cast for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by the Board of Directors.
The Board of Directors recommends that you vote “FOR” all of the nominees listed below.
Nominees for Election at the Annual Meeting
Set forth below are the names and biographical information pertaining to each person nominated for election to our Board of Directors.
Christopher C. Chapman, Jr., 59, has served as a member of our Board of Directors since September 2005. Since its inception in 1999, Dr. Chapman has served as Chairman and Chief Executive Officer of Chapman Pharmaceutical Consulting, Inc., which provides expert medical consultation on the development and management of domestic and global product development programs for biotech, pharmaceutical and medical device products. He served as Senior Director of Medical Affairs with Quintiles/BRI, the largest contract research organization in the U.S., from 1995 until 2000. In that capacity, Dr. Chapman had oversight responsibility for the support of new drug applications, clinical studies and device submissions to the FDA for approval. From 1992 until 1994, Dr. Chapman was Medical Director at Regeneron Pharmaceuticals. He currently serves as Chairman of the Chapman Pharmaceutical Health Foundation and is also a member of the Board of Directors of Biovest International, Inc. and Acentia Biopharmaceuticals, Inc. Dr. Chapman is a graduate of the Georgetown University School of Medicine in Washington, DC.
Dr. Chapman was nominated to serve on our Board of Directors in connection with our company’s increased efforts to expand the acceptance of our very-low TSNA smokeless tobacco products as a viable alternative to more toxic forms of tobacco and at the time that our company was seeking to establish a pharmaceutical subsidiary that would focus on tobacco-based products, including FDA approved cessation products. Dr. Chapman’s training as a physician and his experience in the biotech and pharmaceutical areas, particularly his experience in dealing with new drug applications, clinical studies and device submissions, lead our Board of Directors to conclude that he could provide valuable assistance in connection with the development of both our low-TSNA smokeless tobacco products and the anticipated activities of a new subsidiary that would focus on tobacco-based pharmaceuticals, nutraceuticals and related products. Consistent with Dr. Chapman’s areas of expertise, he has served as a director of Rock Creek, since its incorporation in 2007 and has been active in advising our company on issues relating to new drug development and the potential for the expansion of our company’s mission in the area of pharmaceutical and nutraceutical products.
Neil L. Chayet, 72, has served as a member of our Board of Directors since September 2007. Mr. Chayet is President of Chayet Communications Group, Inc., a consulting organization that addresses difficult public policy issues, including those related to health care, mental health services, and communications. Mr. Chayet is a member of the faculty of the Harvard Medical School, serving in the Department of Psychiatry and at McLean Hospital. He is also a member of the faculty of the Cummings School of Veterinary Medicine at Tufts University and a member of the Board of the Tisch College of Citizenship and Public Service at Tufts. Mr. Chayet also serves as a member of the Board of Directors of the Whitehead Institute for Biomedical research at M.I.T., and is Co-Chair of its Board of Associates. He is President of the Harvard Law School Association of Massachusetts, and Co-Chair of the HLSA Senior Advisory Network. He is also a member of the Board of Directors of MassINC, and a member of the Massport Security Advisory Council. He previously served as Chairman of the Massachusetts Mental Health Institute, Inc., a member of the Research Grants Review Committee for the Studies of Narcotic Drug Abuse at the National Institute of Mental Health, and a delegate to the U.N. Conference on Psychotropic Substances, which followed the Single Convention on Narcotic Drugs. Since 1976, Mr. Chayet has hosted a daily radio feature, “Looking at the Law™”, which is syndicated by CBS, and he frequently lectures on topics related to the intersection of health, science and the law. Mr. Chayet earned an undergraduate degree from Tufts University in 1960 and a law degree from Harvard Law School in 1963. In April 2007, Mr. Chayet received the Civic Achievement Award from the American Jewish Committee and in 2008 received the Tufts Distinguished Service Award.

Mr. Chayet was nominated to serve on our Board of Directors shortly after our company formed its pharmaceutical subsidiary, Rock Creek. As part of his legal and consulting practice, Mr. Chayet for many years has been involved with issues relating to the healthcare field and the intersection of health science and the law. Given the public health aspects of tobacco use, the related mission of our company to reduce the harm associated with tobacco use and the expectation that Congress would eventually grant the FDA authority over tobacco products, our Board of Directors believed that Mr. Chayet could provide unique insight and assistance to our company as we sought to grow our pharmaceutical business and continue the development of very-low TSNA smokeless tobacco products. Like Dr. Chapman, Mr. Chayet has provided valuable counsel and guidance as a member of the Board of Rock Creek, in addition to serving as a member of our Board of Directors.
Burton J. Haynes, 63, has served as a member of our Board of Directors since October 22, 2010. Since 1997, Mr. Haynes has served as the sole principal in Burton J. Haynes PC, a law firm specializing in income tax matters, estate and tax planning and complex civil and criminal tax cases. Between 1988 and 1996, Mr. Haynes practiced law as a named partner in the law firm of Bodzin, Haynes & Golub, specializing in civil and criminal tax cases. Mr. Haynes was a partner at the law firm of Finley, Kumble, Wagner, Heine, Underberg, Manley, Myerson & Casey from 1981 to 1988. Prior to entering private practice, Mr. Haynes served as a Special Agent, IRS Criminal Investigation Division from 1973 to 1981. As a Special Agent, Mr. Haynes worked closely with the FBI and U.S. Attorney’s Office on criminal investigations and was named criminal investigator of the year in 1980 by the Association of Federal Investigators. Mr. Haynes received his Bachelor of Arts Degree in Business Administration from the University of Maryland in 1972 and received a Masters Degree in Business Administration from the University of Maryland Graduate School in 1975. He received his law degree in 1979 from the University of Maryland, where he was the recipient of the W. Calvin Chestnut award and the John L. Thomas prize for outstanding scholarship and was elected Order of the Coif. Mr. Haynes is a member of the bars of the District of Columbia, Maryland and Virginia and is a Certified Public Accountant (although his CPA license is in inactive status because his primary focus is on the practice of law). He served as an adjunct professor from 1979 to 1981 at Towson State University in Maryland, where he taught courses in accounting and tax law.
Mr. Haynes was nominated to serve on our Board of Directors based on his extensive experience in business, legal and complex tax, litigation and regulatory matters. His background as an accountant and attorney provides a unique combination of disciplines as does his long career in dealing with complex civil and criminal tax matters. Our Board of Directors viewed Mr. Haynes’ combination of training and experience as a valuable source of expertise, particularly in the areas of financial analysis and planning. Mr. Haynes’ expertise is also valuable in dealing with the type of regulatory issues facing our company as a tobacco manufacturer and in connection with our ongoing efforts relating to the development and marketing of pharmaceutical and nutraceutical products.
Mario V. Mirabelli, 72, has served as a member of our Board of Directors since July 2010. Mr. Mirabelli was a partner and presently serves in an Of Counsel capacity to the Washington, DC law firm Patton Boggs LLP. Prior to joining Patton Boggs, he served as Managing Partner of the Washington, DC office of Shea & Gould for fourteen years from 1977 to 1991 and later as a partner at Baker Hostetler from 1991 to 2001, where he represented domestic and international clients on federal securities law and corporate and transactional matters, including privatization, corporate formation and mergers and acquisitions. Prior to entering private practice, Mr. Mirabelli served as a trial attorney with the Securities and Exchange Commission in the Office of Administrative Proceedings and Investigations within the Division of Corporate Finance, and with the Federal Trade Commission in the Bureau of Deceptive Practices. Mr. Mirabelli has served as a director of RNA Pharmacy Solutions of Dallas, TX, a pharmaceutical management software company, since 2009. Mr. Mirabelli is President of the John R. Mott Scholarship Foundation, Inc. Mr. Mirabelli formerly served as a director of Atlantic Bank of New York, Guest Services Inc. of Fairfax, VA, as a member of The Metropolitan Washington Airport Authority Advisory Board, and as a director and the Treasurer of the National Italian American Foundation. Mr. Mirabelli received his undergraduate degree from Georgetown University in 1961 and his law degree from the American University, Washington College of Law in 1964. He is a member of the District of Columbia bar.

Mr. Mirabelli was nominated to serve on our Board of Directors based on his extensive experience in representing start-up companies and other corporate clients on a range of corporate law issues including federal securities law and transactional matters, corporate formation, organization and maintenance issues, and matters relating to mergers and acquisitions. Mr. Mirabelli’s extensive corporate experience combined with his public sector work were viewed by the Board as providing the type of experience in both business and corporate legal matters that would be beneficial to our company, particularly as we seek to expand into new products and continue to be an innovative force in the area of tobacco harm reduction.
Paul L. Perito, 74, is our company’s President and Chief Operating Officer, or COO, and has served in that capacity since November 1999. He has served as a member of our Board of Directors since December 1999 and as the Chairman of our Board of Directors since August 2000. Mr. Perito served as our company’s Executive Vice President, General Counsel, and Chief Ethics Officer from June 1999 through November 1999. Previously, Mr. Perito was a senior partner in the law firm of Paul, Hastings, Janofsky & Walker LLP, or PHJ&W, from July 1991 until June 1999 when he became a senior counsel to the firm at the time he joined our company. Mr. Perito resigned his position as senior counsel to PHJ&W as of March 31, 2001, after serving as National Co-Chair of the White Collar Corporate Defense Practice Group at PHJ&W since 1991, and Chair of the Litigation Department in that firm’s Washington, DC office since 1995. Prior to his re-entry into private practice, he served as Chief Counsel and Deputy Director of the White House Special Action Office on Drug Abuse Prevention from 1971 to 1973. Mr. Perito was confirmed by the Senate for that position in March 1972. From 1970 to 1971, Mr. Perito served as Chief Counsel and Staff Director to the U.S. House of Representatives Select Committee on Crime. Immediately prior to serving the Congress, Mr. Perito was an Assistant United States Attorney in the Southern District of New York, U.S. Department of Justice from 1966 to 1970. Mr. Perito graduated from Tufts University, Magna Cum Laude and Phi Beta Kappa, and from the Harvard Law School. Mr. Perito was a Rotary International Scholar at the Victoria University of Manchester in Manchester, England, and in Lund University, Lund, Sweden, in P.P.E. in 1960-1961 before entering Harvard Law School. Mr. Perito graduated from Harvard Law School (LLB/JD), as an Edward John Noble Scholar, in 1964 and was thereafter admitted to the Bar of the Commonwealth of Massachusetts. He is also a member of the District of Columbia Bar and is admitted to practice in numerous federal District Courts, Courts of Appeal, and the United States Supreme Court. Mr. Perito was the President of the Harvard Law School Association of the District of Columbia from 1990 to 2010 and is now Chair Emeritus. He is also a member of the Executive Committee of the Harvard Law School Association and was Secretary to the Harvard Law School Association for the past 15 years. In June 2010, Mr. Perito was elected First Vice President of the Harvard Law School Association for a two-year term and will assume the role of President of that association in June 2012 for a further two-year term. He served as Chairman of the Harvard Law School Class of 1964 Reunion and Fund Committees from 1995 to 2010 and served as Co-Chair of the World Alumni Congress in 2006-2007, and Class Agent for the Harvard Law School Fund in 2006-2007. Mr. Perito is Chair of the Harvard Law School 45th Reunion Committee and Co-Chair of the Gift Committee Class of 1964. Mr. Perito is a member of the International Board of Overseers of Tufts University and a former member of the Board of Georgetown Visitation Preparatory School in Washington, DC.
Prior to joining our company’s Board of Directors, Mr. Perito had a long and distinguished legal and governmental career that focused not only on highly complex litigation matters, but also a variety of health related regulatory and legal matters, including issues relating to addiction and harm reduction as part of his service in the Legislative and Executive branches of government. Given our company’s mission to act as a catalyst for change in the highly regulated tobacco industry, our emerging intellectual property portfolio and our focus on the health aspects of tobacco use, it was evident to our Board of Directors that our company would benefit from having Mr. Perito’s legal and management skills and expertise in coordinating our company’s intellectual property and litigation efforts as well as his input on how best to interact at the highest levels of the federal government on a wide variety of healthcare and legal issues related to the regulation of tobacco products. In light of the significant legal and regulatory matters facing our company, the need for the type of expertise and experience possessed by Mr. Perito has remained. Additionally, given our increased emphasis on a variety of tobacco-based pharmaceutical products, non-nicotine nutraceuticals and related products and the expanded focus of our company in seeking to reduce the harm related to tobacco use at every level, Mr. Perito’s expertise has become more essential to our company’s business strategy.

Jonnie R. Williams, 56, has served as our company’s Chief Executive Officer, or CEO, since November 1999 and has served as a member of our Board of Directors since October 1998. Mr. Williams was one of the original founders of Star Tobacco, our company’s wholly owned subsidiary, and served as its Chief Operating Officer and Executive Vice President until July 1999. On July 1, 1999, in order to concentrate on the expanding demands of our company’s sales and new product development, Mr. Williams resigned from his positions with Star Tobacco initially to assume the primary responsibilities of Director of Product Development and Sales of our company and then the position of CEO. Mr. Williams, a principal stockholder of our company, is also the inventor of the StarCured ® tobacco curing process for preventing or significantly retarding the formation of TSNAs in tobacco and tobacco smoke. Mr. Williams has been involved in venture capital start-up bio-tech companies for over a decade where he has been either a major shareholder or a co-founder of the following companies: LaserSight, LaserVision and VISX. Mr. Williams is also one of the owners of Regent Court Technologies LLC and was a principal in Jonnie Williams Venture Capital Corp.
Mr. Williams has played a prominent role in our company since its inception as the inventor of the StarCured® tobacco curing process, as a significant contributor to our company’s product development initiatives relating to our very-low TSNA products and our new product initiates in the pharmaceutical and nutraceutical areas and, since 1999, as our CEO. Also, he has been active in capital raising initiatives and related interactions with investors. Given his activities and skills in these areas, it was evident to our Board of Directors that Mr. Williams’ guidance as a director would be beneficial to our company in each of these areas and in assessing the direction and focus of our company as we have moved forward with our mission of reducing the harm related to tobacco use at all levels.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Board of Directors
Our Board of Directors held seven meetings during 2010. In 2010, each of the then current directors attended the 2010 Annual Meeting of Stockholders and, except for two meetings where one director was absent, all meetings of our Board of Directors. Each member of a committee of our Board of Directors attended all of their respective committee’s meetings during the period he served thereon. All directors are expected to attend each meeting of the Board of Directors, the meetings of the committees on which they serve, and are also encouraged to attend the Annual Meeting of Stockholders.
Although we have not to date developed a formal process whereby stockholders can communicate directly with members of our Board of Directors, we believe that the informal process whereby stockholders communicate with our Secretary, who subsequently relays such communications to our Board of Directors, has adequately served the stockholders’ needs with regard to communications with our Board of Directors. In light of the recently adopted disclosure requirements of the U.S. Securities and Exchange Commission, or SEC, relating to stockholder communication with a company’s board of directors, our Board of Directors may consider developing more formal procedures to facilitate such a dialogue. Until such time, however, any communications intended for our Board of Directors should be sent to it in care of the Secretary.
On March 17, 2011, Leo S. Tonkin, a member of our Board of Directors since 1998, announced his retirement from the Board of Directors effective the same date. Mr. Tonkin, who until his retirement, served on the Board of Directors’ Audit, Compensation and Nominating Committees, had been our company’s longest serving member of the Board of Directors, having acted as an independent director for the past 12 years. In announcing his retirement form the Board of Directors, Mr. Tonkin noted that his resignation was not due to any disagreement with our company on any matter relating to our company’s operations, policies or practices. On March 17, 2011, we elected Richard L. Sharp to our Board of Directors in order to fill the vacancy that would have been created as a result of Mr. Tonkin’s departure.
On October 7, 2011, Richard L. Sharp announced that, for personal reasons, he would not be standing for reelection to our Board of Directors at the Annual Meeting. Mr. Sharp will, however, serve out his term as a Director through the Annual Meeting. At the time of his announcement, Mr. Sharp did not serve on any committees of our Board of Directors. In announcing his intention to retire from the Board of Directors, Mr. Sharp noted that his decision not to stand for reelection was for personal reasons and not due to any disagreement with our company on any matter relating to our company’s operations, policies or practices.
If the nominees for the Board of Directors are duly elected at the Annual Meeting, then Messrs. Chapman, Chayet, Haynes and Mirabelli will each serve as an independent director as the term is defined in applicable rules of the NASDAQ Global Market.
The Committees of the Board of Directors
The standing committees of our Board of Directors are the Audit Committee, Compensation Committee and Nominating Committee.
Audit Committee. The Audit Committee consists of Mr. Haynes, who serves as the Chairman, and Messrs. Chapman and Mirabelli. Our Board of Directors has determined that each of Messrs. Chapman, Haynes and Mirabelli qualify as independent directors under the applicable NASDAQ listing requirements.
The Audit Committee met four times during 2010. The Audit Committee and our Board of Directors have adopted a charter for the Audit Committee setting forth the structure, powers and responsibilities of the Audit Committee. A copy of Audit Committee Charter is attached as Appendix A to this Proxy Statement. Pursuant to the charter, the Audit Committee is comprised of at least three members appointed by our Board of Directors, each of whom satisfies the requirements of financial literacy. Our Audit Committee has determined that Mr. Haynes is an audit committee financial expert as that term is defined under the Securities Exchange Act of 1934, as amended, or Exchange Act. Under its charter, the responsibilities of the Audit Committee include:
•	annually selecting and reviewing with our Board of Directors the selection of our company’s independent auditors;
•	reviewing and discussing with management significant accounting matters;
•	discussing with the independent auditors the conduct of the audit, the adequacy and effectiveness of our accounting and financial controls and the written disclosures required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 regarding auditor independence;

•	approving our audited financial statements to be included in our company’s Annual Report on Form 10-K; and
•	pre-approving all audit and non-audit services and fees associated with our independent auditors.
The Compensation Committee. The Compensation Committee consists of Dr. Chapman, who serves as the Chairman, Mr. Chayet and Mr. Haynes. Our Board of Directors has determined that each of Messrs. Chapman, Chayet and Haynes qualify as independent directors within the meaning of the applicable NASDAQ listing requirements. The Compensation Committee met four times during 2010. A copy of the Compensation Committee Charter is attached as Appendix B to this Proxy Statement.
The Compensation Committee is responsible for:
•	recommending to the Board of Directors salaries, bonuses and other forms of compensation for our executive officers, including without limitation stock options, restricted shares and other forms of equity compensation;
•	considering and adopting changes in our compensation structure as applicable to all non-executive officer employees, including, but not limited to, salaries and benefits;
•	recommending changes in director compensation to our Board of Directors;
•	performing such duties and exercising such authority as may be assigned to a committee of the Board of Directors, under the terms of our equity incentive and bonus plans; and
•	performing such other duties and exercising such other authority as may be assigned from time to time to the Compensation Committee by our Board of Directors.
The Nominating Committee. The Nominating Committee consists of Messrs. Chapman, Haynes and Mirabelli. Our Board of Directors has determined that each of Messrs. Chapman, Haynes and Mirabelli qualify as independent directors within the meaning of the applicable NASDAQ listing requirements. The Nominating Committee met two times in 2010. Our Board of Directors has adopted a charter for the Nominating Committee, setting forth the structure, powers and responsibilities of the Nominating Committee. A copy of the Nominating Committee Charter is attached as Appendix C to this Proxy Statement. The Nominating Committee has the authority to nominate persons to stand for election to our Board of Directors. The Nominating Committee may consider the following criteria, as well as any other factors the Committee deems appropriate, in recommending candidates for election to our Board of Directors: (i) personal and professional integrity; (ii) business judgment; (iii) experience in management and in our industry; (iv) experience as a board member of another publicly held company; and (v) academic expertise in an area of our company’s operations. The Nominating Committee will also consider stockholder suggestions for nominees for director, although there are no formal procedures for stockholders to nominate persons to serve as directors.
Board of Directors Compensation
In compensating directors, we have sought to use a combination of payments for participation in director and committee meetings and initial and anniversary stock option grants. The combination of payments for meeting attendance and stock option grants is intended to motivate and align the interest of the directors with that of our company. Also, given our company’s mission to act as a disruptive force in the tobacco industry, we have sought to use the combination of payments to directors for attendance at meetings and stock option grants to attract directors who have particular skills and expertise that would complement our mission, particularly in the area of finance, new product development, medical research, and other health-related areas.
Each of our independent directors, as so classified by our Board of Directors, whom we refer to as the Independent Directors, is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. As an annual retainer, each Independent Director additionally receives a stock option to purchase up to 50,000 shares of common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately.

Each Independent Director also receives a payment of $4,500 for his participation in each meeting of the Board of Directors and any committee meeting attended personally and $3,500 for his participation in each meeting of the Board of Directors and any committee meeting attended telephonically, subject to a cap of $6,000 for multiple in-person or telephonic meetings on the same day. Additionally, the chairman of the Audit Committee is to receive a separate fee of $20,000 per year for services in that capacity, although the fee has been waived in the past, and the chairman of the Compensation Committee is to receive a separate payment of $15,000 per year for services in that capacity.
Messrs. Chapman, Chayet, Haynes, Mirabelli and Sharp have been designated as Independent Directors. This designation of independence is intended solely for the purpose of clarifying which directors are entitled to compensation for their services as directors. Directors not designated as Independent Directors generally are those who in the past have been employees of our company, or who have waived their right to receive director compensation. Directors who are employees of our company receive compensation in their capacity as employees but do not receive any compensation for board or committee meetings, nor do they receive the “options package” made available to individuals serving as Independent Directors. Our CEO does not, and has not, served as the Chairman of our Board of Directors. Since 2000 our Chairman has been Mr. Perito, who serves as our company’s President and COO.
The following table sets forth the Independent Directors receiving compensation in 2010, and certain information regarding fees earned and equity awards granted during the year ended December 31, 2010.

	Fees Earned or
	Paid in Cash	Option Awards	Total
Name and Principal Position	($)(1)	($)(2)	($)
Burton J. Haynes	$8,000	$88,380	$19,038
Christopher C. Chapman, M.D.	$66,000	$257,308	$323,308
Neil L. Chayet, Esquire (3)	$44,000	$242,123	$346,123
Mario V. Mirabelli	$24,000	$90,945	$42,936
Leo S. Tonkin, Esquire (4)	$69,500	$245,423	$314,923
Alan Weichselbaum (5)	$31,500	$242,123	$273,623

(1)	This column represents the amount of compensation earned by each Independent Director during 2010.

(2)	Amounts represent our company’s compensation cost recognized for financial statement reporting purposes for the fiscal year ended December 31, 2010, in accordance with generally accepted accounting principles, but disregarding forfeitures related to service based vesting. All options vested on the date of the grant, therefore, the value of the option awarded represent the aggregate grant date fair value. For the assumptions used in calculating the value of this award, see Note 10 to our consolidated financial statements included in Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011. The amounts set forth in this column reflect our company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the Independent Director receiving the award.

(3)	Mr. Chayet received an additional $60,000 under a consulting contract approved by our Board of Directors in March 2010. See note 10 of to our consolidated financial statements included in “Item 15. Exhibits, Financial Statement Schedules” of our Annual Report for further details.

(4)	Mr. Tonkin resigned from the Board on March 17, 2011.

(5)	Mr. Weichselbaum did not stand for reelection to the Board of Directors at the annual meeting held on December 10, 2010.

The following represents the number of options granted to each Independent Director in 2010 and the total number of options held as of December 31, 2010.

						Total Options
				Option	Option	Outstanding
	Options		2010 Vested	Exercise Price	Expiration	as of
Name	Granted 2010		Options	($)	Date	December 31, 2010
Burton J. Haynes, Esquire	50,000		—	2.03	10/22/20	50,000

Christopher C. Chapman, M.D.	50,000		50,000	2.03	9/22/20	375,000
	75,000	(2)	75,000	2.72	4/5/20

Neil L. Chayet, Esquire	50,000		50,000	1.67	9/7/20	286,200
	75,000	(2)	75,000	2.72	4/5/20

Mario V. Mirabelli, Esquire	50,000		—	2.08	10/11/20	50,000

Leo S. Tonkin, Esquire	50,000		50,000	1.75	11/20/20	550,000
	75,000	(2)	75,000	2.72	4/5/20

Alan Weichselbaum(1)	50,000		50,000	1.67	9/7/20	275,000
	75,000	(2)	75,000	2.72	4/5/20

(1)	Mr. Weichselbaum did not stand for re-election to the Board at the annual meeting held on December 10, 2010.

(2)	On April 5, 2010 the Board of Directors upon recommendation from the Compensation Committee awarded a one-time stock option to the Independent Directors noted above.
Compensation Committee Interlocks and Insider Participation
In 2010, there were no interlocking relationships existing between our company’s Board of Directors and the compensation committee of any other company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth as of November 4, 2011 certain information with respect to the beneficial ownership of our company’s common stock by each beneficial owner of more than 5% of our company’s voting securities, each director and each Named Executive Officer, and all directors and executive officers of our company as a group. As of November 4, 2011, there were 135,055,505 shares of our company’s common stock outstanding.

	Shares
	Beneficially	Percentage
	Owned(1)	Owned(2)
Named Executive Officers
Park A. Dodd(3)	360,000	*
Paul L. Perito(4)	3,855,000	2.1
Robert E. Pokusa(5)	326,199	*
Jonnie R. Williams(6)	19,532,934	13.9
Curtis Wright, MD(7)	500,000	*
Directors Who Are Not Named Executive Officers
Christopher C. Chapman, Jr., M.D.(8)	425,000	*
Neil Chayet(9)	340,200	*
Burton J. Haynes(10)	119,700	*
Mario V. Mirabelli(11)	184,000	*
Richard L. Sharp	—	—
All Directors and Executive Officers (11 Persons)	25,643,033	18.9
Other Beneficial Owners of 5% or More of the Outstanding Common Stock of the Company
Tradewinds Investment Management, LP(12)	23,231,111	17.2

*	Denotes less than 1% beneficial ownership.

(1)	Beneficial ownership is determined in accordance with rules of the SEC and includes shares over which the indicated beneficial owner exercises voting and/or investment power. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for purposes of computing the percentage ownership of the person holding such securities, but not deemed outstanding for purposes of computing the percentage ownership of any other person. Except as indicated, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them. Unless otherwise noted, the address for each of the above stockholders is c/o Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060.

(2)	The “Percentage Owned” calculations are based on the outstanding shares of common stock as of November 4, 2011.

(3)	Includes 350,000 shares that Mr. Dodd has the right to acquire upon exercise of stock options and 10,000 shares held by Mr. Dodd.

(4)	Includes 1,881,000 shares held by Mr. Perito, 50,000 shares that Mr. Perito has the right to acquire upon exercise of a warrant, 1,875,000 shares which Mr. Perito has the right to acquire upon exercise of stock options, and an aggregate of 49,000 shares held by his children or in trust for the benefit of his children, of which Mr. Perito disclaims beneficial ownership.

(5)	Includes 1,199 shares held by Mr. Pokusa and 325,000 shares that Mr. Pokusa has the right to acquire upon exercise of stock options.

(6)	Includes 11,791,907 shares held by Mr. Williams, 3,597,666 shares that Mr. Williams has the right to acquire upon exercise of warrants, 1,875,000 shares that Mr. Williams has the right to acquire upon exercise of stock options and 2,268,361 held by his children or in trust for his children, of which he disclaims beneficial interest.

(7)	Includes 500,000 shares that Dr. Wright has the right to acquire upon exercise of stock options.

(8)	Includes 425,000 shares that Mr. Chapman has the right to acquire upon exercise of stock options.

(9)	Includes 2,000 shares held by Mr. Chayet, 2,000 shares that Mr. Chayet has the right to acquire upon exercise of a warrant and 336,200 shares that Mr. Chayet has the right to acquire upon exercise of stock options.

(10)	Includes 10,000 shares held by Mr. Haynes, 24,700 shares held by Mr. Haynes in an individual retirement account, 10,000 shares that Mr. Haynes has the right to acquire upon exercise of a warrant and 75,000 shares that Mr. Haynes has the right to acquire upon exercise of stock options.

(11)	Includes 20,000 shares owned by Mr. Mirabelli, 74,000 shares held by Mr. Mirabelli in an individual retirement account, 15,000 shares held jointly between Mr. Mirabelli and his spouse and 75,000 shares that Mr. Mirabelli has the right to acquire upon exercise of stock options.

(12)	Based on reported filings and representation from Tradewinds Management and other filings, includes 14,939,854 shares for which Tradewinds Master Fund (BVI) Ltd., Feehan Partners, L.P. and P.V. Partners, L.P. share voting and dispositive power. Also includes 8,291,257 warrants that are currently exercisable, expiring on September 14, 2013 and November 5, 2015. Robert W. Scannell is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of Feehan Partners, L.P. and has voting and investment power over each entity’s respective securities. Mr. Peters is a director of Tradewinds Master Fund (BVI) Ltd. and the General Partner of P.V. Partners, L.P. and has voting and investment power over each entity’s respective securities. Tradewinds Master Fund (BVI) Ltd. is a business company organized in the British Virgin Islands. Tradewinds Investment Management, L.P. is its investment manager pursuant to an investment management agreement over which Messrs. Scannell and Peters exercise voting and investment authority and control. Mr. Peters disclaims beneficial ownership of and receives no pecuniary interest from the securities held by Feehan Partners, L.P., which are held for the benefit of Mr. Scannell, and Mr. Scannell disclaims beneficial ownership of and receives no pecuniary interest from the securities held by P.V. Partners, L.P. and the securities held in Mr. Peters’ retirement accounts, in each case, which are held for the benefit of Mr. Peters. The address for these stockholders is c/o Tradewinds Investment Management, L.P. Three Harbor Drive, Suite 213, Sausalito, California 94965.
Equity Compensation Plan Information
The following table provides certain information as of December 31, 2010, with respect to our equity compensation plans under which our common stock is authorized for issuance:

		Weighted-	Number of Securities
	Number of Shares	Average	Remaining Available
	to be Issued Upon	Exercise Price of	for Future Issuance
	Exercise of	Outstanding	Under Equity
	Outstanding	Options	Compensation Plans
Plan Category	Options and Rights	and Rights	(excluding Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved by Shareholders(1)	7,716, 200	$2.31	2,684,000	(2)

(1)	We have granted warrants to purchase shares of our common stock to two consultants. Specifically, on December 20, 2000, we issued 210,526 warrants to purchase shares of our common stock at an exercise price of $2.375 to a consultant. These warrants fully vested on the date of issuance and expired on December 20, 2010.

(2)	As of November 4, 2011, and excluding the awards granted to Messrs. Williams and Perito that are subject to shareholder approval under Proposal 4, we had 1,550,000 shares of our common stock available for issuance pursuant to new awards under equity compensation plans approved by our shareholders.

EXECUTIVE OFFICERS
Set forth below are the names and biographical information for each of our executive officers who is not also a director.
David M. Dean, 51, has served as Vice President of Sales and Marketing of our company since November 1999 and as President of Star Tobacco since February 2010. From 1998 to October 1999, he served as a Principal of Group Insurance Concepts of Virginia, L.L.C., an employee benefits consulting firm and an affiliate of Northwestern Mutual. From 1984 to 1998, Mr. Dean was employed with Trigon Blue Cross/Blue Shield in Richmond, Virginia, where he held a variety of executive positions over a 14 year period, including Vice President of the Eastern Region from 1994 to 1996, Vice President of Sales from 1996 to 1997, and Vice President of Sales and Account Management for the Eastern and Western Regions from 1997 to 1998. Trigon Blue Cross/Blue Shield was the largest health insurer in Virginia and was purchased during 2002 by Anthem. Mr. Dean is a graduate of Elon College.
Park A. Dodd, III, 58, has served as our company’s Chief Financial Officer, Treasurer, and Assistant Secretary since October 2007. Mr. Dodd was a special advisor to our company from May 2007 until assuming the role as Chief Financial Officer in October 2007. Mr. Dodd’s experience includes a thirty-year career in strategic financial planning and accounting. From 1980 to 2000 he held a number of management positions with Philip Morris, Inc. with increasing responsibilities in accounting and reporting, business decision support, financial planning and analysis during that time, including his service as Senior Manager and Director of Financial Planning and Analysis from 1992 to 1998 and Director of Finance Reengineering and Technology Upgrade from 1998 to 2000. Mr. Dodd was special advisor to the Chief Financial Officer of the United States Olympic Committee during 2000, and from 2001 to 2005 he served as Director in Accounting and Reporting of Capital One Financial Corporation in Richmond, Virginia. Between 2005 and the end of 2009, Mr. Dodd was a partner with Tatum, LLC, a national executive services firm that specializes in providing interim financial leadership to client organizations. Mr. Dodd received an undergraduate degree in Accounting from Virginia Tech in 1975 and an MBA from Virginia Commonwealth University in 1986. He is a licensed Certified Public Accountant in the State of Virginia.
Robert E. Pokusa, 60, has served as our company’s General Counsel and Secretary since March 2001. From 1991 until joining our company, he was associated with Paul, Hastings, Janofsky & Walker LLP during which time he worked on a number of matters for our company and concentrated his practice in the areas of complex civil litigation and administrative law. From 1980 to 1991, Mr. Pokusa was associated with the law firms of Perito, Duerk & Carlson; Finley, Kumble, Wagner, Hiney, Underburg, Manley, Meyerson & Casey, and Washington, Perito and Dubuc. Mr. Pokusa received his Bachelor of Arts Degree from Montclair State University and his law degree from The American University, Washington College of Law. He is a member of the Virginia and District of Columbia bars.
Curtis Wright, MD, MPH, 61, has served as Senior Vice-President, Medical/Clinical Director of our pharmaceutical subsidiary, Rock Creek Pharmaceuticals, Inc. since February 2008. Dr. Wright previously served as Vice President of Clinical and Regulatory Affairs for Adolor Corporation from 1997 to 1998, and Executive Director, Medical Affairs and subsequently Executive Director of Risk Assessment for Purdue Pharma from 1998 to 2004. Immediately prior to joining Rock Creek Pharmaceuticals, Inc., Dr. Wright served as Executive Vice President for Risk Management and Regulatory Affairs at Javelin Pharmaceuticals, Inc., Cambridge, MA from 2004 to 2008. Dr. Wright’s career at the FDA, from 1989 through October 1997, included multiple senior scientific positions in the Center for Drug Evaluation and Research, including Deputy Director and subsequently Acting Director of his division. Dr. Wright received his medical degree, with distinction, from George Washington University and received a master’s degree in Public Health from the John Hopkins University.

EXECUTIVE COMPENSATION
Our company’s Named Executive Officers include Jonnie R. Williams, our CEO, Park A. Dodd, III, our Chief Financial Officer, or CFO, Paul L. Perito, our Chairman, President and COO, Robert E. Pokusa, our General Counsel, David M. Dean, our Vice President of Sales and Marketing and Dr. Curtis Wright our Senior Vice President, Medical/Clinical Director of our pharmaceutical subsidiary, Rock Creek. We collectively refer to these executive officers as the “Named Executives.” The following discussion summarizes the compensation awarded to the Named Executives during 2010.
Overview
Our company’s mission has been, and continues to be, to reduce the harm associated with the use of tobacco at every level. In fulfilling that mission we have sought to reduce the range of serious health hazards associated with the use of smoked and smokeless tobacco products by reducing the toxins in the tobacco leaf; offering less toxic alternatives to traditional tobacco products; demonstrating the viability of our less toxic tobacco technology; and sublicensing that technology to the tobacco industry. Also, since 2007, we have been pursuing the development of related pharmaceutical products that are designed to treat tobacco dependence and a range of neurological conditions including a non-nicotine, non-tobacco nutraceutical product that is designed to temporarily reduce the urge to smoke and related products that may assist in maintaining a balanced metabolism.
That mission has been a principal driver in decisions regarding the determination of total compensation for our senior executives, as well as the compensation for members of our Board of Directors and consultants who have been retained to assist our company in these long-term objectives. As part of this mission, we have sought to affect a major shift in the way tobacco is grown and cured, as well as in the use of tobacco products generally.
In its structure and functioning, our company’s goal has been to act as a disruptive force in the tobacco industry, and to challenge many of what we believe are preconceived assumptions that have governed the manufacture and sale of tobacco products over a number of decades. As we worked to achieve these objectives, we initially utilized our company’s existing cigarette business as a platform to provide a base of financial support for our intellectual property, licensing and development initiatives, and as a demonstration vehicle for the manufacture and sale of a range of low-TSNA tobacco products and related pharmaceutical and non-nicotine nutraceuticals. However, in May 2007, we licensed three of our company’s cigarette trademarks on an exclusive basis in return for licensing fees to be received over the term of the license agreement and, in June, 2007, we ceased manufacturing any cigarette products. Currently, we are focusing our tobacco operations on the sale of our company’s dissolvable low-TSNA smokeless tobacco products, ARIVA® and STONEWALL Hard Snuff®. Also, we are actively assessing the regulatory environment and marketing potential of two related products, Ariva-BDL™ and Stonewall-BDL™ that have levels of the carcinogenic TSNA comparable to those found in nicotine replacement therapy products and which the FDA has determined do not currently fall under its jurisdiction under the FDA Tobacco Act, as well as pursuing approval of our Stonewall Moist-BDL™ product as a “modified risk tobacco product” under the FDA Tobacco Act. Consistent with our goals and objectives, in 2007 we also incorporated our pharmaceutical subsidiary, Rock Creek, to pursue the development of botanical based products for the treatment of tobacco dependence, pharmaceutical products that would utilize certain MAO agents in tobacco to treat a range of neurological conditions, including Alzheimer’s disease, Parkinson’s disease, schizophrenia and depression, and related nutraceutical products. In August 2010 we introduced CigRx®, a non-nicotine, non-tobacco nutraceutical product to temporarily reduce the urge to smoke. In August 2011 we introduced a second non-nicotine nutraceutical, Anatabloc™, which is designed to provide anti-inflammatory relief.
We also have sought to develop a sophisticated superstructure for our innovative, technology-based company that could interact at all levels of the government, regulatory, medical and industrial sectors on a broad range of issues relating to the health impact of tobacco, the regulation of emerging forms of potentially less hazardous tobacco products and the development of tobacco based pharmaceutical products and related products such as non-nicotine nutraceuticals. To achieve this objective, our company sought a Chief Executive Officer, or CEO, in 1999 who could oversee our company’s existing business and facilitate the kind of capital raising initiatives and investor support necessary to promote an aggressive and far-ranging approach to the issues facing the tobacco industry.

At the same time, our company made efforts to identify and hire a President and Chief Operating Officer, or COO, with a substantial legislative, regulatory and litigation background and who had relationships with the relevant scientific and research communities that are critical to our goals and objectives. We felt that this individual should be able to coordinate our company’s intellectual property and litigation efforts, interact at the highest levels of the federal government on a wide variety of health and legal issues involved in the regulation of tobacco products, and be in a position to enlist other individuals as employees and consultants to assist in those initiatives. Further, we worked to staff key executive positions in sales and marketing, finance, legal, investor relations and medical research with individuals who would complement our company’s senior management and provide a level of expertise that would minimize the need to procure those services through external third parties. Because we set out to be a force for change in the tobacco industry, we understood that our company needed to be able to attract and maintain a high-caliber group of executives to further these goals and objective.
Our mission over the years has been to challenge and transform the constructs relating to cigarettes and tobacco use generally. In this respect, our long-term focus has been, and continues to be, the research, development, and sale of products, particularly very low-TSNA smokeless tobacco products that expose adult tobacco users to lower levels of toxins, non-nicotine, non-tobacco dietary supplements that provide viable alternatives to tobacco products, tobacco-based pharmaceutical products for the treatment of tobacco dependence and other diseases as well as related non-nicotine nutraceuticals designed to maintain a healthy metabolism and the licensing of our company’s low-TSNA technology and other technology.
Compensation Objectives
In establishing compensation for our company’s executive officers, we have sought to:
•	attract and retain individuals of superior ability and managerial talent;
•	ensure that the compensation for senior executive officers is aligned with our company’s corporate strategies, business objectives and long term interests; and
•	enhance the incentive of our company’s executive officers to maximize shareholder value by providing opportunities for direct ownership in our company through awards of stock options and stock grants.
Over the last eight years our company has experienced operating losses on an annual basis, and, accordingly, prior to 2008, we had chosen to limit compensation of our executive officers to base salary and benefits. As a result, we have not utilized an incentive-based compensation structure as a means of determining levels of compensation for our executive officers or other employees. Except for nominal amounts, and for an initial signing bonus in the case of Curtis Wright, MD, MPH, who joined our company in March 2008 as Senior Vice President, Medical/Clinical Director of Rock Creek, no cash bonuses have been paid to executive officers since 2002.
In conducting our risk assessment analysis of employee compensation policies and practices, including those for our Named Executives, we have taken into account the fact that our compensation levels through 2010 have been limited to base salary and benefits and have not been tied to additional compensation for meeting specific performance objectives. Based on those considerations we have concluded that our employee compensation policies and practices, including those applicable to our Named Executives, do not create risks that are reasonably likely to have a material adverse effect on us and do not result in an incentive for our Named Executives to take undue risk in order to increase their levels of compensation. From 2003 until May 2008, we did not issue any stock options or stock grants to our company’s executive officers, except as noted below in the case of Park A. Dodd, III and Dr. Wright, in each case upon their commencement of service to our company. However, in May 2008 and April 2010, our Board of Directors, based on the recommendation of the Compensation Committee, awarded a total of 1,625,000 and 3,590,000 stock options, respectively, to several employees, executive officers, one consultant and our Independent Board members. The 2010 awards included 1,250,000 stock options issued to Messrs. Perito and Williams, respectively, 200,000 stock options issued to Dr Wright and 50,000 stock options issued to Mr. Dodd. Those stock options were awarded in recognition of the Named Executives’ continued contribution towards our company’s goals and objections, particularly the product development initiatives of Rock Creek. On January 31, 2011 our Board of Directors on recommendation of the Compensation Committee awarded a total of 604,000 stock options to three employees who had an equal number of stock options expire during 2010. On March 14, 2011 our Board of Directors, upon recommendation of the Compensation Committee, approved an additional award of stock options to Messrs. Perito and Williams, and Dr. Wright as part of new employment agreements entered into with these Named Executives. The stock option awards for Messrs. Perito and Williams are subject to shareholder review and approval.

Compensation determinations have been driven primarily by considerations relating to the ability to attract and retain individuals who could help our company carry out its long-term objective to act as a catalyst for significant change in the tobacco industry and to reduce the harm associated with tobacco at every level. The determinations also have involved an assessment of our company’s progress in obtaining and protecting the intellectual property to which we are the exclusive owner or licensee, and the licensing of that technology, our success in introducing new low-TSNA smokeless tobacco products to the market, non-nicotine nutraceuticals and tobacco based pharmaceuticals through Rock Creek and our success in generating increased awareness of the differences in toxicity among various forms of tobacco products.
Our Board of Directors has provided its Compensation Committee the primary authority to determine the compensation awards available to our company’s executive officers and the Compensation Committee, in turn, makes recommendations on compensation levels to the Board after undertaking an analysis of appropriate levels of compensation for the executive officers. To aid the Compensation Committee in making its determinations, on a yearly basis the Compensation Committee is provided an analysis of the compensation levels of its executive officers based on the review of job functions and job responsibilities that have been assumed by particular executive officers and compensation ranges available in comparable positions for individuals with like training and experience. The analysis is prepared by our company’s General Counsel working with our COO. Our CEO and COO also provide recommendations, as appropriate, regarding compensation for all executive officers, including themselves. Our company has not engaged a compensation consultant to undertake this analysis. Given our company’s unique position as a force for change in the tobacco industry, we have not used benchmarks from the tobacco industry in setting compensation levels for our company’s most senior executives, since the unique nature of our business does not easily lend itself to comparisons with tobacco industry indices. Instead, the Compensation Committee has informally considered general market information for similar senior level executives in setting base compensation. Given our decision to limit compensation in recent years primarily to base salary and benefits, our company’s focus has been on salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, DC and Boston, Massachusetts). We have utilized a comparison to the manufacturing sector since our company prior to August 2010 generated income solely from the sale of tobacco products, and since 2007 exclusively low-TSNA smokeless tobacco products. In August 2010 we introduced a non-nicotine, non-tobacco nutraceutical (CigRx®) that is being manufactured and sold by Rock Creek and in August 2011 introduced another non-nicotine nutraceutical for anti-inflammatory relief (Anatabloc™). In addition to Rock Creek’s sale of CigRx® and Anatabloc™, we intend in the future to manufacture other nutraceuticals and pharmaceuticals through Rock Creek. Accordingly, going forward we will consider the appropriate industry comparison based on the mix of products being sold by our company. In the case of our company’s COO and General Counsel, the Compensation Committee also has undertaken an analysis of compensation for senior partners at major law firms in the Washington, DC area, given the background of our CEO and General Counsel in the litigation, regulatory and legislative areas and their active involvement in implementing and coordinating our company’s activities in these areas. The general market information is publicly available aggregated pooled data and, while the Compensation Committee reviews the general market information, it does not see the identity of any of the surveyed companies. Further, the analysis has focused on the extent to which executive officers have assumed multiple functions relating to various aspects of our company’s mission and long-term objectives that in different circumstances likely would have been assumed by other employees. Also, the Compensation Committee considers other factors such as the seniority of its senior executives, and for newer hires, the executive’s base salary at his/her prior place of employment, the duties and responsibilities that the individual will be assuming, the availability of other well-qualified candidates that would be available to carry out our company’s goals and objectives, and the compensation level a potential executive would be able to demand in a similar position with another company or institution. The Compensation Committee reviews the information provided by management and makes its recommendation to the Board of Directors with respect to appropriate compensation levels.

In 2010, except with regard to Dr. Wright with whom our company entered into an employment agreement in 2008 and for Park Dodd with whom we entered into a contract in 2010, the Compensation Committee recommended and the Board of Directors approved the continuation of salary and benefits for our Named Executives on a month-to-month basis in accordance with employment agreements that had expired or are continuing on a month-to-month basis, without any provisions for bonus or stock awards. Given the losses suffered by our company in 2010 and the adverse jury verdict in our RJR patent litigation in 2009 for which an appeal was pending in the Federal Circuit Court of Appeals in 2010, management did not recommended any form of cash bonuses for 2010 and the Compensation Committee and the Board concurred in that recommendation. However, our Compensation Committee continues to believe that entering into employment agreements with our executive officers that have terms that extend beyond a month-to-month basis assists us in attracting and retaining qualified executive officers. Accordingly, on March 14, 2011 our Board of Directors, upon recommendation of the Compensation Committee, approved new employment agreements for Messrs. Perito and Williams and Dr. Wright.
Base Salary
In 2010, the base salary for each of our Named Executives was set in accordance with the terms of contracts that were entered into in years prior to 2008 and which had been continued on a month-to-month basis, or entered into in 2008 for Dr. Wright and in 2010 for Park Dodd. As discussed above, in assessing compensation levels for all executive officers, the Compensation Committee has focused on the extent to which executive officers have been assuming multiple functions relating to our company’s mission and long-term objectives. The Compensation Committee also has considered salary levels and benefits for executives in the manufacturing sector in the relevant geographic markets (Richmond, Virginia, Washington, DC and Boston, Massachusetts) and, in the case of our company’s COO and General Counsel, compensation levels for senior partners at major law firms in the Washington, DC area.
Ancillary Bonuses
In 2008, an initial signing bonus in the amount of $100,000 was paid to Dr. Curtis Wright at the time he joined our company as Senior Vice President, Medical/Clinical Director of Rock Creek, our wholly owned subsidiary. Under his employment agreement, Dr. Wright would have been entitled to a performance bonus in the amount of $100,000 in the event the FDA did not impose a clinical hold on the initiation of a Phase 1 Clinical study for a tobacco-based drug product or any other pharmaceutical for the treatment of smoking or smokeless tobacco cessation within eighteen months from the date of his employment agreement. The bonus provision in Dr. Wright’s agreement expired in August 2009. The bonus and performance bonus provision were provided as an inducement for Dr. Wright to leave his then current employment situation and assume the role as Medical/Clinical Director of our newly incorporated subsidiary. In January 2010 we entered into a new employment agreement with our CFO at the time he transitioned fully from Tatum Partners LLC. Under this agreement, Mr. Dodd receives salary payments comparable to those that he received in 2009. Also, under his employment agreement, management has agreed that, to the extent a cash bonus or stock award is made to our CEO or COO, it would recommend to the Board/Compensation Committee that it consider a similar type of award to the CFO taking into account the differences in annualized salary and the contribution of the CFO to our company’s success that resulted in the award to the CEO or COO.
On an annual basis, we have paid an ancillary holiday bonus in the amount of $1,500 to executive officers, except for our company’s CEO, COO and at times our CFO. An identical bonus has been paid to our other employees. Such bonuses have been paid as part of a long-standing holiday bonus policy and are not based on executive officers meeting achievement or performance goals.
Discretionary Equity Incentive Awards
While our Board of Directors believes compensating our executive officers with equity awards helps align the interests of our executive officers with that of our shareholders and enhances the incentive of our company’s executive officers to maximize shareholder value, our Board of Directors recognizes that the number of our shares owned by any director or executive is a personal decision and has not adopted a policy requiring ownership by directors or executives of a minimum number of our shares.

Our executive officers, along with our other employees, are eligible to participate in the award of stock options or restricted stock grants or stock appreciation rights under our 2000 Equity Incentive Plan, or 2000 Plan, and our 2008 Incentive Award Plan. However, to date we have only granted stock options and not shares of restricted stock or stock appreciation rights to our executive officers. In October 2007, Mr. Dodd was granted options to purchase up to 250,000 shares of our common stock in connection with his appointment to the position of CFO, Treasurer and Assistant Secretary of our company. Of the 250,000 stock options granted, 90,000 options vested on October 10, 2007 and 80,000 options vested on October 10, 2008 and on October 10, 2009 respectively. In February 2008, Dr. Wright was granted options to purchase 200,000 shares of our common stock in connection with his appointment to the position of Senior Vice President, Medical/Clinical Director of Rock Creek. Of the 200,000 stock options granted, 100,000 options vested on Dr. Wright’s first day of employment and 50,000 options vested on February 26, 2009 and February 26, 2010 respectively. These levels of option grants are similar in level to grants made to other executive officers of our company upon their commencement of employment with us. Neither of the discretionary equity incentive awards was granted based on the achievement of performance goals, but rather to provide incentives for future performance, as an additional incentive to have these individuals accept positions with our company and to align the interests of these individuals with the interests of our shareholders.
In April 2010, our Board of Directors, based on the recommendation of the Compensation Committee, awarded a total of 3,590,000 stock options, respectively, to several of our executive officers, other employees, one consultant and our Independent Board members. On January 31, 2011 our Board of Directors on recommendation of the Compensation Committee awarded a total of 604,000 stock options to three employees who had an equal number of stock options expire during 2010. On March 14, 2011 our Board of Directors, upon recommendation of the Compensation Committee, approved additional stock option awards to Messrs. Perito and Williams and Dr. Wright as part of the terms of employment agreements entered into with these executive officers on that date.
At December 31, 2010, there were 7,716,200 options issued and outstanding with a weighted average exercise price of $2.31 per share.
Benefits Plans
In order to attract and retain individuals who are capable of carrying out and enhancing our mission, we have provided certain benefits and perquisites to our senior executives that are comparable to those generally available to senior management and were available to those executives in previous positions. In the case of our CEO and COO these benefits and perquisites have included the items listed below. Where noted, such benefits also have been provided to other executive officers:
•	reimbursement for life insurance coverage in the amount of $10 million for our company’s CEO, $5 million for our COO and $1 million for our General Counsel;
•	additional disability insurance for our COO and General Counsel;
•	a Company automobile and reimbursement for all costs associated with the operation of the automobile for our company’s CEO and COO and reimbursement of automobile expenses for our company’s Vice President of Sales and Marketing;
•	monthly or annual club membership dues for our company’s CEO and COO;
•	a mobile phone and phone costs for our company’s CEO, COO, CFO and Vice President of Sales and Marketing; and
•	reimbursement for the cost of outside counsel retained by our company’s CEO and/or COO in connection with advice and counsel related to the negotiation, drafting, and execution of their employment agreements.

Employment and Severance Arrangements
The executive employment agreements with Messrs. Williams and Perito that had contained severance provisions expired prior to 2010 and, as a result, those provisions were not in effect in 2010. The executive employment agreement with Mr. Dean was modified to eliminate any severance payments when his contract was continued on a month-to-month basis after expiration and in connection with the decision to limit Mr. Dean’s compensation to his base salary payments and benefits. We did not seek to renew certain terms in these prior agreements as we chose to limit the compensation of our executive officers to base salary and benefits only, in light of operating losses that we had been experiencing. We believe that such written agreements are in the best interest of our company to retain our current executive officers and to attract prospective executive officers to our company and to provide such individuals with assurances of continued salary and benefits in the event of the termination of their employment relationship. Absent such provisions, we believe that we would have difficulty attracting and retaining the type of executive officers that we believe are critical to our mission and long-term objectives. In 2010, except in the case of the Executive Employment Agreement we entered into with Park Dodd, our CFO, in January 2010 at the time he transitioned fully from Tatum Partners, LLC, we did not enter into any new employment agreements with our executive officers. On March 14, 2011 we entered into new employment agreements with Messrs. Perito and Williams and an amended and restated employment agreement with Dr. Wright. We intend to enter into new executive employment agreements with our executive officers in the future although we have deferred entering into any additional agreements at this time When we are in a position to enter into new contracts with our other executives in the future, it is expected that such contracts will be for multiple-year terms and will contain provisions for base salary, and provisions covering a combination of some or all of bonuses, equity incentive awards and severance provisions.
Under the terms of Mr. Pokusa’s employment agreement, at the conclusion of the initial three-year term in 2004, the agreement continued in place, but on a month-to-month basis. Pursuant to the terms of his employment agreement, Mr. Pokusa is entitled to severance payments equal to six months salary in the event of his termination without cause. Those payments would be due on a monthly basis. Mr. Pokusa’s employment agreement has not been modified to eliminate severance because the agreement has continued under its original terms, although on a month-to-month basis. In December 2008, Mr. Pokusa’s employment agreement was modified to ensure that the severance payments complied with the requirements of Section 409A of the Internal Revenue Code.
Under the terms of Dr. Wright’s employment agreement in effect during 2010, he was entitled to severance payments equal to all salary that would have been due under his agreement through the end of its term and all accrued vacation in the event the agreement was terminated without cause or for “Good Reason”, as defined in the agreement. Any severance payments would have been made at the same time and in the same manner as salary payments paid to Dr. Wright during the term of his agreement. Dr. Wright’s employment agreement in effect during 2010 was due to expire on March 17, 2011 and, on March 14, 2011, our company entered into an amended and restated employment agreement with Dr. Wright that extends the term of his prior agreement for three years beginning on March 14, 2011. The amended and restated employment agreement contains severance provisions identical to those in his initial employment agreement. Under the terms of Mr. Dodd’s employment agreement he is entitled to severance payments equal to six months base salary, based on his average salary over the past twelve months or lesser period as applicable, in the event the agreements is terminated without cause or for “Good Reason”, as defined in the agreement. Any severance payments would be made at the same time and in the same manner as salary payments would have been paid to Mr. Dodd during the term of his agreement. Under the prior agreement with Mr. Dodd through Tatum Partners LLC he was not entitled to any severance payments in the event of the termination of his employment. The employment agreement entered into with Messrs. Perito and Williams on March 14, 2011 contain severance provisions identical to those contained in the executive employment agreements with Messrs. Perito and Williams that expired prior to 2010.
Under the employment agreements with Messrs. Dean, Dodd, Pokusa and Wright, these executive officers are subject to noncompetition covenants following the termination of employment as well as covenants relating to the treatment of confidential information disclosed to them during their employment with our company. The noncompetition covenants prohibit the executive officers from owning a company or accepting employment with an entity that competes in the same field as our company or soliciting business of the same or similar type being carried on by our company for a period of one year following termination of employment. The employment agreements entered into with Messrs. Perito and Williams on March 14, 2011 contain similar noncompetition and confidentiality covenants.

Taxation of Executive Compensation
We seek to compensate our executive officers in a manner that is tax effective for our company. As appropriate, we seek to structure these compensation arrangements, to the extent applicable, to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.
Compensation Committee Report
The Compensation Committee held four meetings during fiscal year ended December 31, 2010. Given the continued losses suffered by our company, the Compensation Committee in September 2010 undertook an interim review of compensation levels for our company’s Named Executives. Based on our company’s progress in 2010 in meeting certain goals relating to our smokeless tobacco products and the research and development activities of our company’s Rock Creek subsidiary, including the introduction of a non-nicotine, non-tobacco dietary supplement, the Compensation Committee, at that time, determined that the current compensation levels were appropriate. The Compensation Committee subsequently undertook a further review of compensation issues and has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2010. Based upon such review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement. Additionally, based on such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has determined that the current levels of compensation of our executive officers are appropriate given their experience, job responsibilities and the diverse management roles that have been assumed by the executive officers. Given the continued losses suffered by our company, the Compensation Committee undertook a further review of compensation levels for the Company’s Named Executives in September 2011. At that time, the Compensation Committee determined that the current compensation structure established for 2011 continued to be appropriate.
Christopher C. Chapman, M.D. (Chairman)
Neil L. Chayet, Esquire
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

Named Executive Officer Compensation
The following table summarizes the compensation paid to the Named Executives employed by our company during 2008, 2009 and 2010, for services rendered in all capacities to our company and its subsidiaries.
SUMMARY COMPENSATION TABLE

					All Other
		Salary	Bonus	Options	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)		Total($)
Jonnie R. Williams, Sr.	2008	1,000,000	—	806,650	52,423		1,859,073
Chief Executive Officer	2009	1,000,000	—	—	80,582		1,080,582
	2010	1,000,000	—	2,858,625	95,158	(3)	3,953,783

Park A. Dodd, III	2008	236,400	1,500	66,630	52,500		357,030
Chief Financial Officer	2009	202,350	1,500	—	54,930		258,780
	2010	221,483	1,500	114,345	5,342		342,670

Paul L. Perito	2008	1,000,000	—	832,875	141,662		1,974,537
Chairman, President and	2009	1,000,000	—	—	152,694		1,152,694
Chief Operating Officer	2010	1,000,000	—	2,858,625	236,833	(4)	4,095,458

David M. Dean	2008	295,054	1,500	—	42,041		338,595
Vice President of Sales and	2009	295,054	1,500	—	37,159		333,713
Marketing	2010	295,054	1,500	—	36,055	(5)	332,610

Robert E. Pokusa	2008	385,000	1,500	299,835	18,781		705,116
General Counsel	2009	385,000	1,500	—	18,937		405,437
	2010	385,000	1,500	—	17,815	(6)	404,315

Curtis Wright, MD	2008	236,538	101,500	292,000	8,827		638,865
Senior Vice President,	2009	300,000	1,500	—	10,987		312,487
Medical/Clinical Director,	2010	300,000	1,500	457,380	10,904	(7)	769,784
Rock Creek

(1)	Represents our company’s yearly Holiday bonus of $1,500 paid to all employees, except the CEO, COO and with respect to Dr. Wright, the $100,000 signing bonus paid in 2008.

(2)	Amounts represent the grant date fair value of the stock options issued in the respective year. For the assumptions used in calculating the value of this award, see Note 8 to our consolidated financial statements included in Item 15 of our Annual Report.

(3)	Represents $41,889 in automobile expenses, $33,779 in life insurance premiums and $19,490 in club memberships.

(4)	Represents $38,286 in automobile expenses, $186,956 in life and disability insurance premiums and $11,591 in club memberships.

(5)	Represents $25,842 in automobile expenses and $10,213 of matching contributions by our company under our 401(k) Plan.

(6)	Represents $6,265 in life and disability insurance premiums and $11,550 of matching contributions by our company under our 401(k) Plan.

(7)	Represents matching contributions by our company under our 401(k) Plan.

Grants of Plan Based Awards During 2010
On April 5, 2010, our Board of Directors, based on the recommendation of the Compensation Committee, awarded a total of 3,590,000 stock options to several employees, executive officers, one consultant and our Independent Board members. All grants were fully vested on the grant date.
The table below summarizes information relating to the grants to our Named Executives in 2010.

	Number of Securities	Option	Option
	Underlying	Exercise	Expiration
Name	Unexercised Options	Price	Date
Jonnie R. Williams, Sr.	1,250,000	$2.72	4/5/2020

Park A. Dodd, III	50,000	$2.72	4/5/2020

Paul L. Perito	1,250,000	$2.72	4/5/2020

Curtis Wright, M.D.	200,000	$2.72	4/5/2020
As of December 31, 2010, our company did not have any long term incentive compensation awards for cash or equity that were subject to future vesting and we have not provided incentives in the form of stock awards for our Named Executives. However, on March 14, 2010, we entered into new employment agreements with Messrs. Williams and Perito and Dr. Wright each of which granted stock options that are subject to vesting based upon the achievement of certain performance goals. All grants in 2010 were in the form of stock options that vested on the date of the grant. Therefore, the value of the options awarded represents the aggregate grant date fair value, which is included in the executive compensation table above.
Outstanding Equity Awards at Fiscal Year
The following table provides information regarding the stock options held by the Named Executives as of December 31, 2010. All stock options were fully vested and exercisable as of December 31, 2010.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying	Option
	Unexercised	Unexercised	Exercise	Option
	Options	Options	Price	Expiration
Name	Exercisable	Unexercisable	($)	Date
Jonnie R. Williams, Sr.	125,000	—	$1.89	5/6/13
	500,000	—	$1.72	5/6/18
	1,250,000	—	$2.72	4/5/20

Park A. Dodd, III	250,000		$1.19	10/10/17
	50,000	—	$1.72	5/6/18
	50,000	—	$2.72	4/5/20

Paul L. Perito	625,000	—	$1.72	5/6/18
	1,250,000	—	$2.72	4/5/20

Robert E. Pokusa	50,000	—	$1.47	3/30/11
	200,000	—	$1.12	5/31/12
	225,000	—	$1.72	5/6/18

Curtis Wright, MD	200,000	—	$1.84	2/26/18
	200,000	—	$2.72	4/5/20

Option Exercises and Stock Vested
There were no stock options exercised during 2010.
Potential Payments Upon Termination or Change of Control
Except for Mr. Pokusa, Dr. Wright and Mr. Dodd, none of the Named Executives are entitled to severance upon a termination of employment or any severance or benefits in connection with a change of control of our company or any of its affiliates under agreements that were in effect as of December 31, 2010. The employment agreements for the Named Executives are described above under “—Employment and Severance Arrangements”. The following chart sets forth the severance Mr. Pokusa, Dr. Wright and Mr. Dodd would be entitled to receive upon certain terminations of employment, assuming the relevant event occurred on December 31, 2010.

Name	Description of Severance	Termination without Cause
Robert E. Pokusa(1)	Salary Continuation	$192,500
Dr. Curtis Wright, MD(1)	Salary Continuation	$64,166
Park A. Dodd, III(1)	Salary Continuation	$100,000

(1)	Messrs. Pokusa, Wright and Dodd would also be entitled to receive the above salary continuation payments upon a termination of employment by them for “Good Reason,” as defined in their employment agreements effective as of December 31, 2010, to generally mean (i) a material diminution in their position, duties, responsibilities, functions or status with us, or the removal, or our failure to re-elect them to, any of such positions, (ii) a material reduction by us of their base salary or benefits or (iii) any other material breach by us of their employment agreement, which breach is not cured within 20 days of notice.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Transactions with Related Persons
Our company is the licensee under a license agreement, or License Agreement, with Regent Court Technologies, LLC, of which Jonnie R. Williams, our company’s CEO, and Francis E. O’Donnell, Jr., M.D., the beneficiary of the O’Donnell Trust, are the owners. The License Agreement provides, among other things, for the grant of an exclusive, worldwide, irrevocable license to our company, with the right to grant sublicenses, to make, use and sell tobacco and products containing tobacco under the licensor’s patent rights and know-how relating to the processes for curing tobacco so as to significantly prevent the formation of certain toxic carcinogens present in tobacco and tobacco smoke, namely TSNAs, and to develop products containing such tobacco, whether such patent rights and know-how are now in existence or hereinafter developed. Our company is obligated to pay to Regent Court a royalty of 2% on all net sales of products by it and any affiliated sub-licensees, and 6% on all fees and royalties received by it from unaffiliated sub-licensees, less any related research and development costs incurred by our company. The License Agreement expires with the expiration of the last of any applicable patents. Twelve United States patents have been issued, and additional patent applications are pending. To date, our company has paid no royalties under the License Agreement. The License Agreement may be terminated by our company upon thirty days written notice or by Regent Court if there is a default in paying royalties or a material breach by our company or the purchase of our company’s stock or assets.
Starwood Industries, LLC, or Starwood, a company in which Mr. Williams, our CEO, and Dr. Francis O’Donnell, who at the time was one of our largest shareholders, each held a fifty percent interest, for several years owned an aircraft that was used by our company from time to time. We had an agreement with Starwood to pay a contracted rate per hour for the use of the aircraft. This agreement did not provide for an adjustment based on the increased cost of fuel. During the year ended December 31, 2007, and the three months ended March 31, 2008, fuel costs exceeded the standard rate set forth in the agreement and, accordingly, Starwood requested a fuel surcharge applicable to our company’s use of the aircraft, a practice common in the aircraft industry. Given Mr. William’s relationship with Starwood, any payment to Starwood by our company constitutes a related party transaction that must be pre-approved by our company’s Audit Committee. On May 6, 2008, our company’s Audit Committee approved a $529,672 payment to Starwood in satisfaction of the fuel surcharge related to our company’s use of the aircraft during this period.
In 2008 the aircraft owned by Starwood was sold and Starwood Aviation, Inc., or Starwood Aviation, a company wholly owned by Mr. Williams, purchased another aircraft. Effective September 1, 2008, we entered into an agreement for our company’s use of the aircraft owned by Starwood Aviation. Under this agreement, we have agreed to pay an hourly rate for the use of the aircraft of approximately $3,970 each month until the monthly fixed rental cost for the aircraft of approximately $51,000 has been met. If the aircraft is used beyond the monthly fixed cost, we are required to pay an hourly rate of approximately $1,200 to cover related costs. In accordance with our company’s related party transaction policy, the agreement with Starwood Aviation was recommended for approval to the Board of Directors by our company’s Audit Committee, and it was approved by the Board of Directors at a meeting held on October 6, 2008. As of May 5, 2010, the agreement with Starwood Aviation was amended to clarify the types of items that would be included as “out of pocket” expenses and to recognize that certain costs, such as for fuel, would be variable depending on the actual cost of the item at the time of use. Payments made by our company to Starwood and Starwood Aviation with respect to related expenses were $1,654,000, $1,560,000 and $1,401,582 in 2010, 2009 and 2008, respectively, and were billed at cost.
On March 9, 2010 Mr. Williams purchased 2,371,541 shares of our common stock at a price of $1.14 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.50 per share and on November 5, 2010 Mr. Williams purchased 717,220 shares of our common stock at a price of $1.80 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.80 per share. On November 5, 2010 Messrs. Chayet, Haynes and Perito purchased 2,000, 10,000 and 50,000 shares respectively of our common stock at a price of $1.80 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $1.80 per share In accordance with our company’s related party transaction policy, Mr. Williams’ intention to purchase shares and warrant shares of our company’s stock was considered by the Audit Committee at meetings held on March 9, 2010 and November 5, 2010 respectively and was approved by the Audit Committee and the Board of Directors on those dates. The purchase of shares by Messrs. Chayet, Haynes and Perito also was approved by the Audit Committee at the meeting held on November 5, 2010.

On March 4, 2011 Mr. Williams purchased 508,905 shares of our common stock at a price of $1.84 per share and, for a price of $0.125 per share, purchased a warrant for an equal number of warrant shares at an exercise price of $2.00 per share. In accordance with our company’s related party transaction policy, Mr. Williams’ intention to purchase shares and warrant exercisable into shares of our common stock was considered and approved by the Audit Committee of our Board of Directors on March 4, 2011. On March 15, 2010, Rock Creek entered into a consulting agreement with Neil L. Chayet, Esquire, for Mr. Chayet to assist Rock Creek in the recruitment and recommendation of members to be appointed to a Scientific Advisor Board of our company and in communicating to the public health community and others information regarding Rock Creek’s products and mission. The agreement was for a period of one year from March 15, 2010, was terminable by either party without cause on fifteen days written notice and could be extended thereafter at our company’s discretion for one month periods. Under the agreement, Mr. Chayet acted as an independent contractor and received a consulting fee of $6,000 per month and reimbursement for reasonable business expenses. Given Mr. Chayet’s status as a Director of our company, the consideration of the consulting agreement and its potential impact on Mr. Chayet’s status as an Independent Director was considered by our company’s Audit Committee as a related party transaction in accordance with our company’s related party transaction policy. At a meeting held on March 9, 2010, the Audit Committee approved the consulting agreement and recommended approval to the Board of Directors. The agreement was thereafter approved by the Board on March 15, 2010. This agreement was not extended at the end of its one-year term and expired as of March 15, 2011.
Procedures for Approval of Related Party Transactions
Pursuant to the charter of our Audit Committee, all transactions between us and any of our directors, executive officers or related parties are subject to the review of our Audit Committee.
Director Independence
The standards relied upon by our Board of Directors in affirmatively determining whether a director is “independent” in compliance with the rules of The NASDAQ Global Market are the standards set forth in the NASDAQ Marketplace Rules and the applicable listing requirements thereof. In addition, no director will qualify as independent unless our Board of Directors affirmatively determines that the director has no material relationship with our company (directly or as a partner, shareholder or officer of an organization that has a relationship with us).
Our Board of Directors, in applying the above-referenced standards, has affirmatively determined that our current independent directors are: Messrs. Chapman, Chayet, Haynes, Mirabelli and Sharp. As part of the Board of Director’s process in making such determination, each such director has provided responses to questionnaires confirming that (i) all of the above-cited objective criteria for independence are satisfied and (ii) he has no other “material relationship” with us that could interfere with his ability to exercise independent judgment.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of our company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our company’s equity and equity derivative securities. Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with on a timely basis for the year ended December 31, 2010.

PROPOSAL 2:
APPROVAL OF AN AMENDMENT TO CERTIFICATE OF INCORPORATION
Our Board of Directors has determined that it is in our best interest and in the best interest of our stockholders to further amend our Certificate of Incorporation to increase the total number of authorized shares of common stock by 20,000,000 shares, from 187,500,000 shares to 207,500,000 shares. The Board of Directors unanimously approved the proposed amendment to the Certificate of Incorporation, or the Amendment, in substantially the form attached hereto as Appendix D, and declared it to be advisable and in the best interest of our company, and hereby seeks the approval of the Amendment by our stockholders.
If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting.
The affirmative vote of the holders of a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is required to approve the Amendment.
The Board of Directors recommends that you vote “FOR” the Amendment.
Purpose of the Amendment
The purpose of the Amendment is to increase the total number of authorized shares of common stock from 187,500,000 shares to 207,500,000 shares. Of our company’s 187,500,000 authorized shares of common stock, 135,055,505 shares were outstanding as of November 4, 2011, and after taking into account shares underlying outstanding stock options and the reservation of shares for issuance under our equity-based compensation plans, approximately 5,855,000 of the 187,500,000 shares authorized in our Certificate of Incorporation remained available for issuance.
The Board of Directors believes the Amendment is advisable in order to maintain our financing and capital raising flexibility and to generally maintain our flexibility in today’s competitive and fast-changing environment. Other possible business and financial uses for the additional shares of common stock include, without limitation, future stock splits, acquiring other companies, businesses or products in exchange for shares of common stock, attracting and retaining employees by the issuance of additional securities under our various equity compensation plans and other transactions and corporate purposes that the Board of Directors deems are in our company’s best interest. The additional authorized shares would enable us to act quickly in response to opportunities that may arise for these types of transactions, in most cases without the necessity of obtaining further stockholder approval and holding a special stockholders’ meeting before such issuance(s) could proceed, except as provided under Delaware law or under the rules applicable to the NASDAQ Global Market. Other than issuances pursuant to employee benefit plans and currently outstanding warrants, as of the date of this Proxy Statement we have no arrangements or understandings regarding the additional shares that would be authorized pursuant to this proposal. However, we review and evaluate potential capital raising activities, transactions and other corporate actions on an ongoing basis to determine if such actions would be in the best interests of our company and our stockholders.
Possible Effects of the Amendment
Upon issuance, the additional shares of authorized common stock would have rights identical to the currently outstanding shares of common stock. Adoption of the Amendment would not have any immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. As is true for shares presently authorized but unissued, the future issuance of common stock authorized by the Amendment may, among other things, decrease existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the voting rights of existing stockholders and have a negative effect on the market price of the common stock. Current stockholders have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of common stock in order to maintain their proportionate ownership thereof.

We have not proposed the increase in the number of authorized shares of common stock with the intention of using the additional authorized shares for anti-takeover purposes, but our company would be able to use the additional shares to oppose a hostile takeover attempt or delay or prevent changes in control or management of our company. For example, without further stockholder approval, the Board of Directors could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor our current Board of Directors. Although this proposal to increase the authorized number of shares of common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by our company to oppose changes in control of our company and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
We could also use the additional shares of common stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments, although we have no immediate plans to do so. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the common stock. Any such transactions may require our company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

PROPOSAL 3:
APPROVAL OF THE STAR SCIENTIFIC, INC. 2011 PERFORMANCE BONUS PLAN
In this Proposal 3, we are requesting stockholders approve the Star Scientific, Inc. 2011 Performance Bonus Plan, which we also refer to in this Proxy Statement as the “2011 Incentive Plan.” The Board of Directors approved the 2011 Incentive Plan in September 2011. The purpose of the 2011 Incentive Plan is to provide executive officers with a meaningful incentive opportunity geared toward the achievement of specific performance goals. The 2011 Incentive Plan is being submitted for stockholder approval so that awards granted and made under the 2011 Incentive Plan may qualify as performance-based compensation that is not subject to a deduction disallowance for federal income tax purposes under Section 162(m) of the Internal Revenue Code.
The principal features of the 2011 Incentive Plan are described in summary form below. However, the summary of the 2011 Incentive Plan does not contain all of the terms and conditions of the 2011 Incentive Plan and is qualified in its entirety by reference to the full text of the 2011 Incentive Plan, a copy of which is included as Appendix E to this Proxy Statement.
The approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
The Board of Directors recommends that the stockholders vote “FOR” approval of the 2011 Incentive Plan.
Summary of the 2011 Incentive Plan
Administration
The 2011 Incentive Plan will be administered by a committee of directors appointed by the Board of Directors, who are intended to be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. Such committee may delegate to management of our company the responsibility for day-to-day administration of the 2011 Incentive Plan, following administrative guidelines approved from time to time by such committee. The Board of Directors has given the responsibility of administering the 2011 Incentive Plan to the Compensation Committee.
Subject to the limitations of the 2011 Incentive Plan, the Compensation Committee will from time to time: (i) select from the executive officers of our company those individuals who shall participate in the 2011 Incentive Plan, (ii) grant award opportunities in such forms and amounts as it may determine, (iii) impose such limitations, restrictions, and conditions upon such awards as it may deem appropriate, (iv) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the 2011 Incentive Plan and (v) take all other actions necessary or advisable for the implementation and administration of the 2011 Incentive Plan.
The Compensation Committee, in its sole discretion, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the 2011 Incentive Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a participant (or his or her beneficiary in the case of the death of the participant), reduce the right of a participant (or his or her beneficiary, as the case may be) to a payment or distribution under the 2011 Incentive Plan to which he or she is otherwise entitled with respect to a completed Measurement Period, as defined below.
Eligibility and Participation
All employees who are actively employed by our company as executive officers will be eligible to participate in the 2011 Incentive Plan, subject to certain limitations. Participation in the 2011 Incentive Plan will be determined by the Compensation Committee. Executive officers who are eligible to participate in the 2011 Incentive Plan will be apprised of the performance goals, or Performance Goals, and related award opportunities for the relevant Measurement Periods. For purposes of the 2011 Incentive Plan, “Measurement Period” will mean a period of three fiscal years or less, as determined by the Compensation Committee at the time the Performance Goals are established with respect to a particular award to be paid to a participant when planned performance results are achieved, or the Target Incentive Award.

Award Determination
The Compensation Committee must establish the Target Incentive Award for each participating executive officer and Performance Goals for each Measurement Period before 25% of the Measurement Period has elapsed. Performance Goals selected by the Compensation Committee will be chosen from among the following factors, or any combination of the following factors, as the Compensation Committee deems appropriate: earnings before interest, taxes, depreciation and amortization; operating or net earnings or income (pre- or post-tax); earnings before interest and taxes; total shareholder return; return on our company’s assets; increase in our company’s earnings or earnings per share; revenue; revenue growth; share price; share price performance; return on invested capital; economic value added; profit margins; cash flow; improvement in or attainment of expense or capital expenditure levels; improvement in or attainment of working capital levels; return on equity; debt reduction; gross profit; market share; cost reductions; workforce satisfaction and diversity goals; workplace health and safety goals; product quality goals; employee retention; customer satisfaction; customer retention; completion of key projects and strategic plan development and/or implementation; job profit or performance against a multiplier; increases in the sale of low-TSNA smokeless tobacco products; increases in the sale of our dietary supplement products; expansion of our low-TSNA tobacco program; successful prosecution of patent infringement claims relating to the patents to which our company is the exclusive licensee or sole owner; agreements with third-parties for the license of our company’s proprietary processes or processes or products; issuances of key patents; development and/or commercialization of new products; formation or expansion of strategic alliances. Performance Goals may be established on a company-wide basis or with respect to one or more business units, divisions, subsidiaries, or products or with respect to an individual and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. When establishing Performance Goals for a Measurement Period, the Compensation Committee may exclude any or all “extraordinary items,” including, without limitation, the charges or costs associated with restructurings of our company or any subsidiary, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items and the cumulative effects of accounting changes. The Compensation Committee may select the Performance Goals among the factors specified from Measurement Period to Measurement Period, which need not be the same for each executive officer in a given year. Once established, Performance Goals may not be changed during the relevant Measurement Period.
At the end of each Measurement Period, awards will be computed for each participant as determined by the Compensation Committee. Each individual award will be based upon the achievement of Performance Goals. The amount payable to a participant under the 2011 Incentive Plan for any fiscal year will not exceed $2,500,000.
Form and Timing of Payment
Awards under the 2011 Incentive Plan normally will be paid in cash (or its equivalent) in a single lump sum. However, the Compensation Committee, in its sole discretion, may pay an award, in whole or in part, in restricted stock or fully vested stock under the Company’s equity incentive plan. Award payments will be made as soon as practicable after the end of each Measurement Period.
Termination of Employment
In the event a participant’s employment is terminated, for whatever reason, any award, in the sole discretion of the Compensation Committee, may be reduced or eliminated to reflect the Compensation Committee’s determination of the participant’s actual contribution to the achievement of the applicable Performance Goals. However, if a participant in the 2011 Incentive Plan is in the employ of our company at the end of any Measurement Period, such participant shall be entitled to the Target Incentive Awards that may be payable in respect of Performance Goals achieved during such Measurement Period, even if subsequent to such period the participant ceases to be employed by our company (or any affiliate).

Change in Control
In the event of a change in control of our company (as defined in the 2011 Incentive Plan), a participant as of the date of the change in control will be entitled to the Target Incentive Awards for the Performance Goals achieved during the Measurement Period in which the change in control occurs.
Forfeiture; Disgorgement
If our company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, and a participant knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct, or if the participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, then the participant must forfeit and disgorge any awards received during the 12 months following the filing of the financial document embodying such financial reporting requirement and any other awards earned based on the materially non-complying financial reporting. In addition, any award paid to a current or former executive officer during the three-year period preceding the date on which the restatement is required, based on erroneous data, must be forfeited and disgorged to us to the extent the award is in excess of what would have been paid to the officer under the restated data. Participants must also forfeit and disgorge any awards to the extent required by applicable law or regulations in effect on or after the effective date of the plan.
Federal Income Tax Consequences
A recipient of an award under the 2011 Incentive Plan will recognize compensation income, for federal income tax purposes, in an amount equal to the award. Our company generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the recipient provided the compensation meets the requirements of Section 162(m) of the Internal Revenue Code. Under Section 162(m) of the Internal Revenue Code and the Department of Treasury regulations thereunder, federal income tax deductions by publicly held companies, like our company, are disallowed for certain types of compensation paid to certain highly compensated employees to the extent the amount of such compensation for a taxable year for any such individual exceeds $1 million. However, an exception from the deductibility limits of Section 162(m) exists for “performance-based compensation” that meets certain requirements. The 2011 Incentive Plan is designed to permit the Compensation Committee to grant awards that meet these requirements and therefore qualify as performance-based compensation that is not subject to the deduction disallowance under Section 162(m) of the Internal Revenue Code.
Term
Upon approval by the Company’s stockholders, the 2011 Incentive Plan will become effective beginning with our fiscal period ending December 31, 2011 (the first full fiscal period following the date our Board of Directors approved the 2011 Incentive Plan), and will remain in effect for subsequent periods until terminated by the Board of Directors or a committee of the Board of Directors; provided, however, that performance goals will be submitted to our company’s stockholders for re-approval every five years or as otherwise required by Section 162(m) of the Internal Revenue Code.

PROPOSAL 4:
APPROVAL OF STOCK OPTION AWARDS TO CERTAIN EMPLOYEES AND
APPROVAL OF AMENDMENT TO THE 2008 PLAN
In this Proposal 4, we are requesting stockholders approve (1) stock option awards that were granted to Messrs. Williams and Perito on March 14, 2011 subject to the approval of our stockholders and (2) an amendment to the 2008 Plan (a) to increase the number of shares of common stock available for issuance under the 2008 Plan by 8,900,000 shares, which is the aggregate number of shares subject to the options granted to Messrs. Williams and Perito on March 14, 2011 for which we are seeking approval, and (b) to increase the maximum number of shares of common stock with respect to which awards may be granted under the 2008 Plan to any one participant in any one calendar year from 500,000 to 5,000,000. The stock option awards for which we are seeking approval and the amendment to the 2008 Plan are described in more detail below. Stockholders must vote “For” or “Against” this Proposal 4 in its entirety (stockholders may not vote separately to approve the stock option awards and the amendment to the 2008 Plan). Approval of this Proposal 4 requires the affirmative vote of the majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting.
The Board of Directors recommends that you vote “FOR” the approval of the stock option awards to Messrs. Williams and Perito and the amendments to the 2008 Plan.
Stock Option Awards to Messrs. Williams and Perito
On March 14, 2011, the Board of Directors, upon the recommendation of our Compensation Committee, approved the grant of stock option awards under the 2008 Plan to Messrs. Williams and Perito as part of new employment agreements entered into with these Named Executives. At the time of the grant of these option awards, there were 1,780,000 shares of common stock available for issuance under the 2008 Plan. The number of shares of common stock subject to these option awards exceeded the number of shares of common stock available for issuance under the 2008 Plan. As required by the rules of the NASDAQ Global Market, the vesting of these option awards was made subject to the approval of our stockholders. If our stockholders do not approve these option awards, none of the option awards will vest, no shares will be issued pursuant to the option awards and none of the shares of our common stock subject to these awards will be deducted from the number of shares currently available for issuance under our 2008 Plan.
The Board of Directors believes the stock option awards are necessary to encourage the continued superior performance of Messrs. Williams and Perito and to further align their long-term economic interests with those of our stockholders. The stock options were granted with an exercise price equal to $2.95, which was the fair market value of our common stock on the date of the grant, expire ten years from the date of grant and were awarded with respect to the following number of shares of our common stock:

Named Executive	Number of Underlying Shares
Jonnie R. Williams	4,900,000
Paul L. Perito	4,000,000

The stock options were unvested at the time of the grant. Subject to the terms of the applicable stock option award agreements, the stock options will vest and become exercisable only if this proposal is approved by our stockholders and certain predetermined performance goals, established by our Compensation Committee on March 8, 2011, are attained. The Board of Directors established the performance goals to encourage the attainment of key business objectives which the Board of Directors believes will create value for our stockholders. Specifically, the stock options will vest in the following percentages upon the attainment of the following performance goals, provided that not more than 100% of the stock options may become vested. As noted below, two of the predetermined performance goals were achieved subsequent to the date such goals were established, meaning that at least 65% of the options will vest upon stockholder approval of Proposal 4:

Percentage
Objective	Allocation
The introduction of Anatabloc™ into the market for sale as a dietary supplement, following a successful clinical trial of the product and a related clinical study report by an independent third party issued by such party	80%
Gross sales of CigRx® surpass $1,000,000 on a cumulative basis	20%
Public stock of Star Scientific trades at above $5.00 at close of NASDAQ market on any one trading day (a)	50%
The Company enters into an agreement with a major tobacco (including one of the top three US tobacco companies) company for licensing and/or sale of one of its three BDL smokeless products and/or the licensing or sale of the current versions of Stonewall or Ariva	25%
The Company enters into an agreement for the development of an isomer of its RCP006 compound as a drug product	20%
The United States Court of Appeals for the Federal Circuit reverses the jury verdict in favor of RJR and remands the case back to the Federal District Court for a retrial	40%
The Food & Drug Administration, after review and consideration, acts favorably on any one of the three (3) pending Modified Risk Applications under §911 of the Tobacco Act of 2009 for the Company’s low-TSNA smokeless tobacco products	20%
The PTO rules in Star’s favor on the two pending Reexamination Petitions addressing claims in the ‘649 and ‘401 patents (b)	15%

(a)	On May 31, 2011 the closing price of a share of our common stock as reported on NASDAQ was $5.21.

(b)	On March 10, 2011 the PTO upheld our claims in the two patents at issue in the reexamination petitions.
Federal Income Tax Consequences
Recipients of the option award generally do not have taxable income on the grant of the options, nor is our company entitled to any deduction at that time. Generally, on exercise of the option awards, recipients will recognize ordinary income, and our company will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise.
Amendment to 2008 Plan
In connection with the stock option awards to Messrs. Williams and Perito described above, the Board of Directors has adopted an amendment to the 2008 Plan to increase the maximum number of shares of common stock with respect to which awards under the 2008 Plan may be granted to any one participant during any calendar year from 500,000 to 5,000,000 and to increase the number of shares of common stock available for issuance under the 2008 Plan from 6,000,000 to 14,900,000 shares, which represents an increase of 8,900,000 shares, the aggregate number of shares subject to the options granted to Messrs. Williams and Perito for which we are seeking approval.
The principal features of the 2008 Plan, as amended, are described in summary form below and a copy of the amendment to the 2008 Plan is included as Appendix F to this Proxy Statement. The summary below is qualified in its entirety by reference to the 2008 Plan and the amendment included on Appendix F to this Proxy Statement. If this Proposal 4 is not approved by our stockholders, the amendment will not become effective, but the 2008 Plan will remain in effect in accordance with its present terms.
Summary of 2008 Plan
General. The 2008 Plan provides for the award of options to purchase common stock, restricted shares of common stock and certain other equity and equity-based awards to directors, officers, employees and consultants or advisors of the Company and certain affiliated entities. Both incentive stock options and non-statutory stock options may be granted. Incentive stock options are intended to be treated as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.
Administration. Our Board of Directors will administer the 2008 Plan, unless and until our Board of Directors delegates administration of the 2008 Plan to a committee, except with respect to any award granted to our independent directors, which must be administered by our Board of Directors. Subject to the terms and conditions of the 2008 Plan, the Board of Directors or a duly authorized committee thereof has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, the terms and conditions of such awards, the form of each award agreement, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2008 Plan.

Eligibility. Options, stock appreciation rights, or SARs, restricted stock, restricted stock units, or RSUs, and other awards under the 2008 Plan may be granted to individuals who are then employees, consultants or independent directors of our company or one of our subsidiaries. As of November 4, 2011, we had approximately 43 employees and consultants, and seven directors, five of whom were Independent Directors (including Mr. Sharp who is not standing for reelection at the Annual Meeting). The Compensation Committee determines which of our employees, consultants and directors will be granted awards under the 2008 Plan. No employee is entitled to participate in the 2008 Plan as a matter of right, nor does any such participation constitute assurance of continued employment or service. Only those employees and consultants who are selected to receive grants by the Compensation Committee may participate in the 2008 Plan. The 2008 Plan also provides that certain stock option awards will be automatically granted to our independent directors, as described below under the heading “Automatic Option Grants to Directors.” If this Proposal 4 is approved, the maximum number of shares that may be subject to awards granted under the 2008 Plan to any individual in any calendar year will be increased from 500,000 to 5,000,000.
Share Reserve. If this Proposal 4 is approved, up to 14,900,000 shares of our common stock (increased from 6,000,000) will be available for issuance under the 2008 Plan. If an award under the 2008 Plan expires or is terminated or canceled without having been exercised or settled in full, is forfeited back to or repurchased by our company, the terminated portion of the award (or forfeited or repurchased shares subject to the award) will become available for future grant or sale under the 2008 Plan. If the exercise or purchase price of an award is settled through the tender of shares, or withholding obligations are met through the tender or withholding of shares, those shares tendered or withheld will again be available for issuance under the 2008 Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards are not counted against the shares available for issuance under the 2008 Plan.
Awards. The 2008 Plan provides for the award of stock options, SARs, restricted stock, RSUs, dividend equivalents, performance share awards, performance stock units, stock payments, deferred stock and performance-based awards or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.
•	Nonqualified stock options will provide for the right to purchase shares of our common stock at a specified price, and will become exercisable either on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. Nonqualified stock options will be granted with exercise prices no less than the fair market value of a share of our common stock on the date of grant, as determined in accordance with the 2008 Plan.
•	ISOs will be designed to comply with the provisions of the Internal Revenue Code and will be subject to specified restrictions contained in the Internal Revenue Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee’s termination of employment, and must be exercised within ten years after the date of grant.
•	Restricted stock may be granted to participants and made subject to such restrictions as may be determined by the administrator. Typically, restricted stock may be forfeited for no consideration if the conditions or restrictions are not met, and may not be sold or otherwise transferred to third parties until restrictions are removed or expire. Recipients of restricted stock, unlike recipients of options, may have voting rights and may receive dividends, if any, prior to the time when the restrictions lapse.
•	RSUs may be awarded to participants, typically without payment of consideration or for a nominal purchase price, but typically subject to vesting conditions including continued employment or pre-established performance targets. Stock underlying RSUs will not be issued until the RSUs have vested and in certain cases the issuance of the underlying stock may be delayed beyond vesting, and recipients of RSUs will have no voting or dividend rights with respect to the underlying shares prior to the time when the shares are issued.

•	SARs granted under the 2008 Plan typically will provide for payments to the holder based upon increases in the price of our common stock over the base price of the SARs. Similar to nonqualified stock options, SARs will become exercisable on the grant date or in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of pre-established performance targets. The administrator may elect to pay SARs in cash or in common stock or in a combination of both.
•	Dividend equivalents represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.
•	Performance share awards, performance stock units, and performance-based awards are stock-based awards that may be granted under the 2008 Plan. The right to vest in these awards generally will be based upon achievement of specific performance targets and these awards may generally be paid in cash or in common stock or in a combination of both. Performance awards also may include “phantom” stock awards that provide for cash payments based upon increases in the price of our common stock over a predetermined period.
Stock payments and the ability to defer certain awards also may be authorized by the administrator.
Automatic Option Grants to Directors. The 2008 Plan provides that each new Independent Director is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors, vesting in equal installments on each of the first two anniversaries of the date of grant. In addition, the 2008 Plan provides that each Independent Director receives a stock option to purchase up to 50,000 shares of common stock granted on each anniversary of such Independent Director’s initial election to the Board of Directors, exercisable immediately. The exercise price of the options automatically granted to Independent Directors is equal to 100% of the fair market value of a share of our common stock on the date of grant (as determined in accordance with the 2008 Plan). No portion of an option automatically granted to an Independent Director is exercisable after the tenth anniversary after the date of option grant.
Transferability of Awards. Unless the administrator determines otherwise, the 2008 Plan does not allow for the transfer of awards other than by will or by the laws of descent and distribution, and only the participant may exercise an award during his or her lifetime.
Corporate Transactions. If there is a nonreciprocal transaction between our company and its stockholders such as a stock dividend, stock split, spin-off, or recapitalization through a large, nonrecurring cash dividend, then the administrator will make proportionate adjustments (if any), as the administrator in its discretion may deem appropriate, to the number and type of securities subject to each outstanding award under the 2008 Plan, and the exercise price or grant price of such outstanding award (if applicable).
If there is any other distribution, merger, consolidation, combination, exchange or other corporate event affecting our common stock or the share price of our common stock (other than a nonreciprocal transaction as described above), the administrator:
•	may appropriately adjust the aggregate number and type of shares of our common stock subject to the 2008 Plan, the terms and conditions of any outstanding awards, and the grant or exercise price per share of outstanding awards;
•	may provide for the termination of any award in exchange for an amount of cash (if any) equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights;
•	may provide for the replacement of any award with other rights or property selected by the administrator in its sole discretion;
•	may provide that any outstanding award cannot vest, be exercised, or become payable after such event;

•	may provide that all awards shall be exercisable, payable, or fully vested as to all shares of our common stock covered thereby;
•	may provide that any surviving corporation (or its parent or subsidiary) shall assume awards outstanding under the 2008 Plan or shall substitute similar awards for those outstanding under the 2008 Plan, with appropriate adjustment of the number and kind of shares and the prices of such awards; or
•	may make adjustments (i) in the number and type of shares of our common stock (or other securities or property) subject to outstanding awards or in the number and type of shares of restricted stock or deferred stock or (ii) to the terms and conditions of (including the grant or exercise price) and the criteria included in, outstanding rights, options, and awards or future rights, options, and awards.
In the event of our change in control where the successor entity does not assume or substitute awards granted under the 2008 Plan, awards issued under the 2008 Plan will become fully vested and exercisable immediately prior to the change in control.
Amendment and Termination of the 2008 Plan. Our Board of Directors or a duly authorized committee may terminate, amend or modify the 2008 Plan. However, stockholder approval of any amendment to the 2008 Plan will be obtained to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, or for any amendment to the 2008 Plan that increases the number of shares available under the 2008 Plan (other than any adjustment as provided by the 2008 Plan with respect to changes in capital structure). Absent approval of the stockholders, no option may be amended to reduce the per share exercise price of shares subject to such option below the per share exercise price as of the date the option is granted, and except as permitted by the 2008 Plan with respect to changes in capital structure, no option may be granted in exchange for, or in connection with, the cancellation or surrender of an option having a higher exercise price. If not terminated earlier by the Board of Directors or a duly authorized committee thereof, the 2008 Plan will terminate ten years after the plan is approved by our Board of Directors.
Federal Income Tax Consequences. With respect to nonqualified stock options, our company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss and our company will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply.
The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Plan Benefits
The table below shows, as to our Named Executives and the various indicated groups, the number of shares of our common stock subject to outstanding awards granted under the 2008 Plan as of November 4, 2011. All future awards under the 2008 Plan will be subject to the discretion of the Board of Directors, except that (i) in accordance with the terms of the 2008 Plan, each of our Independent Directors is granted a stock option to purchase up to 50,000 shares of common stock on the date such Independent Director is first elected to the Board of Directors and on each anniversary of such Independent Director’s initial election to the Board of Directors thereafter and (ii) Messrs. Williams and Perito have been granted options to purchase, respectively, 4,900,000 shares and 4,000,000 shares of our common stock, subject to approval by our stockholders as set forth in Proposal 4 to this Proxy Statement, which options are included in the amounts set forth opposite Mr. Williams’ and Mr. Perito’s names below.

Number of Shares
Subject to
Name and Position	Stock Option Awards(1)
Jonnie R. Williams, Sr., Chief Executive Officer	6,150,000
Park A. Dodd, III, Chief Financial Officer	50,000
Paul L. Perito, Chairman, President and Chief Operating Officer	5,250,000
Robert E. Pokusa, General Counsel	—
Curtis Wright, MD, Senior Vice President, Medical/Clinical Director, Rock Creek	500,000

All current executive officers as a group	11,950,000

All consultants and employees who are not executive officers	1,069,000
All non-employee directors as a group	1,185,000

14,204,000

(1)	The weighted average exercise price of these options is $2.83 and the weighted remaining contractual life of these options is 9.07 years.

PROPOSAL 5:
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
Subject to stockholder ratification, the Audit Committee has appointed the firm of Cherry, Bekaert & Holland, L.L.P., or Cherry Bekaert, as our independent auditor to audit our financial statements for 2011. Although ratification is not required by law, our Board of Directors believes that stockholders should be given the opportunity to express their view on the subject. While not binding on the Audit Committee, if the stockholders do not ratify this appointment, the appointment will be reconsidered by the Audit Committee. Representatives of Cherry Bekaert are expected to be present at the Annual Meeting, at which time they will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote at the Annual Meeting is required to ratify the appointment of Cherry Bekaert as our company’s independent auditor.
Our Board of Directors recommends you vote “FOR” ratification of Cherry Bekaert as our independent auditor.
Fees Paid to Cherry, Bekaert & Holland, L.L.P.
The following table sets forth the aggregate fees and expenses billed to us by Cherry Bekaert for the fiscal years ended December 31, 2009 and on December 31, 2010:

	2009	2010
Audit Fees	$189,000	$235,000
Tax Fees	72,000	32,000

Total	$260,850	$267,000
The fees listed above under “Audit Fees” are fees billed for professional services for the audits of our annual consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, the reviews of the interim financial statements included in our periodic reports filed during the fiscal years ended December 31, 2009 and 2010, and other required Securities Act filings.
The fees listed above under “Tax Fees” are fees billed for services in connection with tax compliance, tax advice and tax planning.
There were no other fees billed by Cherry Bekaert relating to any other services, and no other audit related fees.
The Audit Committee determined that the provision of non-audit services to us by Cherry Bekaert during 2009 and 2010 was compatible with maintaining its independence. The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors in that, under the Audit Committee charter, all auditor engagements must be approved in advance by the Audit Committee. All of the services provided to us by Cherry Bekaert during 2009 and 2010 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT
In accordance with a written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.
In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380).
In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the auditors’ independence from the Company and its management. In addition, the Audit Committee has considered whether the provision of the non-audit related services, as disclosed in Proposal 5, is compatible with maintaining their independence.
The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s accounting principles.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements of the Company for the year ended December 31, 2010, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, filed with the Securities and Exchange Commission on March 16, 2011. The Audit Committee also approved, subject to stockholder ratification, the selection of Cherry, Bekaert & Holland L.L.P. as the Company’s independent accountants to audit the Company’s financial statements for 2011.
Members of the Audit Committee
Burton J. Haynes (Chairman)
Mario V. Mirabelli, Esquire
Christopher C. Chapman, Jr., M.D.
The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

PROPOSAL 6:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, requires that our company seek a non-binding advisory vote from its stockholders to approve compensation to our Named Executives. Since the required vote is advisory, the result of the vote is not binding upon the Board of Directors.
We urge stockholders to read the “Compensation Discussion and Analysis” included elsewhere in this Proxy Statement, which describes how our executive compensation policies operate and how they are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative which provide detailed information on the compensation of our Named Executives. Our executive compensation program is designed to attract and retain individuals of superior ability and managerial talent, align compensation for senior executives with our company’s corporate strategies, business objectives and long-term interests and motivate our company’s executives to maximize stockholder value by providing opportunities for direct ownership in our company. The Compensation Committee and the Board of Directors believe that our compensation program achieves these goals.
For the reasons stated above, the Board of Directors unanimously recommends a vote “FOR” approval of the following resolution:
“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the overall compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis and in the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
Effect of Proposal
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. The approval or disapproval of this proposal by stockholders will not require the Board of Directors or the Compensation Committee to take any action regarding our company’s executive compensation practices. Although non-binding, the Board of Directors and the Compensation Policy Committee will carefully review and consider the voting results when evaluating our future executive compensation program.

PROPOSAL 7:
FREQUENCY OF ADVISORY VOTE ON EXECUTIVE COMPENSATION
The Dodd-Frank Wall Street Reform and Consumer Protection Act also requires that at least once every six years our company submit for stockholder vote a non-binding resolution to determine whether the advisory stockholder vote on executive compensation shall occur every one, two or three years.
After careful consideration, the Board of Directors believes that an annual frequency is the most appropriate choice for our company. The Board of Directors unanimously recommends a vote for a frequency of “1 year” with respect to the following resolution:
“RESOLVED, that the stockholders of the Company advise that a non-binding resolution with respect to executive compensation should be presented every one, two or three years as reflected by their votes for each of these alternatives in connection with this resolution.”
In voting on this resolution, you should mark your proxy for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. Alternatively, you may abstain from voting.
Effect of Proposal
This advisory resolution, commonly referred to as a “say-when-on-pay” resolution, is non-binding on the Board of Directors. Stockholder approval of a specific frequency vote will not require our company to implement an advisory vote on executive compensation every one, two or three years. The final decision on the frequency of the advisory vote on executive compensation remains with the Board of Directors and the Compensation Committee. Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the outcome of the frequency vote when making future decisions regarding the frequency of say-on-pay votes.

PROPOSALS BY OUR STOCKHOLDERS
Stockholder proposals intended for inclusion in next year’s proxy statement under Rule 14a-8 promulgated under the Exchange Act should be sent to our principal executive offices and must be received not less than 120 calendar days prior to November 8, 2012. Accordingly, stockholder proposals must be received no later than July 11, 2012. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information filing requirements of the Exchange Act and, in accordance with the Exchange Act, file certain reports and other information with the SEC relating to our business, financial condition and other matters. You may read and copy any reports, statements or other information that our company filed with the SEC at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549.
Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Copies of these materials can be obtained, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, NE, Washington, DC 20549. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information.
Any person from whom proxies for the meeting are solicited may obtain, if not already received, from our company, without charge, a copy of our company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, by written request addressed to Star Scientific, Inc., 4470 Cox Road, Glen Allen, Virginia 23060, Attention: Investor Relations Department. The Annual Report on Form 10-K is not soliciting material and is not incorporated in this document by reference.
In order to obtain any documents you request from us in time for the Annual Meeting, you must request the documents from us by Friday, December 9, 2011, which is five business days prior to the date of the Annual Meeting.
You should rely only on the information contained in this document to vote your shares of common stock at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated November 8, 2011. You should not assume that the information contained in this document is accurate as of any date other than that date, and the mailing of this document to stockholders does not create any implication to the contrary. This document does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such solicitation in that jurisdiction.

APPENDIX A
AUDIT COMMITTEE CHARTER
of the Audit Committee
of Star Scientific, Inc.
This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Star Scientific, Inc. (the “Company”) on August 25, 2004.
I. Purpose
The purpose of the Audit Committee (the “Committee”) is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.
In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
Notwithstanding the foregoing, the Committee’s responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements as well as the Company’s financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company’s annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company’s quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company’s internal auditor (or others responsible for the internal audit function, including contracted non-employee or audit or accounting firms engaged to provide internal audit services) (the “internal auditor”) and the Company’s independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.
Further, auditing literature, particularly Statement of Accounting Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.
II. Membership
The Committee shall consist of at least three members of the Board; provided, that if at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, then the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy. Each Committee member must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. However, at least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, either at least one member of the Committee shall be an “audit committee financial expert” within the definition adopted by the Securities and Exchange Commission (the “SEC”) or the Company shall disclose in its periodic reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the reasons why at least one member of the Committee is not an “audit committee financial expert.” Each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act; provided, that if a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, then the member may remain on the Committee until the earlier of the Company’s next annual stockholders’ meeting or one year from the occurrence of the event that caused the member to cease to be independent.

The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board.
III. Meetings and Procedures
The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.
The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.
All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.
The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services, for payment of compensation to any advisors employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.
The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.
The Chair shall report to the Board regarding the activities and proceedings of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.
IV. Powers and Responsibilities
Interaction with the Independent Auditor
1. Appointment and Oversight. The Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.
2. Pre-Approval of Services. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee’s responsibilities under the Exchange Act to the Company’s management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

3. Independence of Independent Auditor. The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor’s senior personnel that are providing audit services to the Company. In conducting its review:
(i) The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm’s internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.
(ii) The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor’s report to satisfy itself of the auditor’s independence.
(iii) The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.
(v) The Committee shall, if applicable, consider whether the independent auditor’s provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.
Annual Financial Statements and Annual Audit
4. Meetings with Management, the Independent Auditor and the Internal Auditor.
(i) The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.
(ii) The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including analyses of the effects of alternative GAAP methods on the Company’s financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.
(iii) The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
5. Separate Meetings with the Independent Auditor.
(i) The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any significant disagreements with management and management’s responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and (C) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

(ii) The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor’s engagement letter, independent auditor’s independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.
(iii) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as then in effect.
6. Recommendation to Include Financial Statements in Annual Report. The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit.
Quarterly Financial Statements
7. Meetings with Management and the Independent Auditor. The Committee shall review and discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Other Powers and Responsibilities
8. The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.
9. The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements, financial reporting process, accounting policies or internal audit function.
10. The Committee shall discuss with the Company’s General Counsel or outside counsel any legal matters brought to the Committee’s attention that could reasonably be expected to have a material impact on the Company’s financial statements.
11. The Committee shall discuss with management the Company’s policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.
12. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

13. The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company’s annual proxy statements.
14. The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, the performance of the Company’s internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.
15. The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee’s compliance with this Charter.
16. The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

APPENDIX B
AMENDED AND RESTATED
COMPENSATION COMMITTEE CHARTER
of the Compensation Committee
of Star Scientific, Inc.
This Amended and Restated Compensation Committee Charter was adopted by the Board of Directors (the “Board”) of Star Scientific, Inc. (the “Company”) on April 23, 2007.
I. Purpose
The purpose of the Compensation Committee (the “Committee”) of the Board of the Company is (1) to discharge the Board’s responsibilities relating to compensation of the Company’s executives, including by designing (in consultation with management or the Board), recommending to the Board for approval, and evaluating the compensation plans, policies and programs of the Company and (2) to produce an annual report on executive compensation for inclusion in the Company’s proxy materials in accordance with applicable rules and regulations. The Committee shall ensure that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company’s stockholders.
In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
II. Membership
The Committee shall be composed of at least three directors as determined by the Board, none of whom shall be an employee of the Company and each of whom shall (1) satisfy the independence requirements of the Nasdaq Stock Market, (2) be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (3) be an “outside director” under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
The members of the Committee, including the Chair of the Committee, shall be appointed by the Board on the recommendation of the Nominating Committee. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.

III. Meetings and Procedures
The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company’s bylaws that are applicable to the Committee.
The Committee shall meet at least two times per year and more frequently as the Committee deems necessary or desirable.
All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other person whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Chief Executive Officer may not be present during voting or deliberations concerning his or her compensation, and the Committee may exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.
The Committee shall have the sole authority, as it deems appropriate, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company’s regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee in its sole discretion, for payment of compensation to any such persons retained by the Committee.
The Chair shall report to the Board following meetings of the Committee as necessary and as otherwise requested by the Chairman of the Board.
IV. Duties and Responsibilities
1. The Committee shall, at least annually, review the compensation philosophy of the Company.
2. The Committee shall, at least annually, review and approve corporate goals and objectives relating to the compensation of the chief executive officer and evaluate the performance of the chief executive officer in light of those goals and objectives, and, based on such evaluation, the Committee shall recommend to the independent directors of the Board the compensation of the chief executive officer for such independent directors consideration and approval.
3. The Committee shall, at least annually, review and recommend to the independent directors of the Board for consideration and approval all compensation for all other officers (as such term is defined in Rule 16a-1, promulgated under the Exchange Act), directors and all other employees of the Company or its subsidiaries with a base salary greater than or equal to $150,000.
4. The Committee shall manage and periodically review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans (including, but not limited to, the 1998 Stock Option Plan, 2000 Equity Incentive Plan and 2000 Performance Bonus Plan, each as subsequently amended and/or restated), and with respect to each plan shall have responsibility for:
(i) general administration;
(ii) setting performance targets under all annual bonus and long-term incentive compensation plans as appropriate and committing to writing any and all performance targets for all executive officers who may be “covered employees” under Section 162(m) of the Code within the first 90 days of the performance period to which such target relates or, if shorter, within the period provided by Section 162(m) of the Code in order for such target to be “pre-established” within the meaning of Section 162(m);
(iii) certifying that any and all performance targets used for any performance- based equity compensation plans have been met before payment of any executive bonus or compensation or exercise of any executive award granted under any such plan(s);
(iv) approving all amendments to, and terminations of, all compensation plans and any awards under such plans;
(v) granting any awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers or current employees with the potential to become the CEO or an executive officer, including stock options and other equity rights (e.g., restricted stock, stock purchase rights);
(vi) approving which executive officers are entitled to awards under the Company’s stock option plan(s); and
(vii) repurchasing securities from terminated employees.
All plan reviews should include reviewing the plan’s administrative costs, reviewing current plan features relative to any proposed new features, and assessing the performance of the plan’s internal and external administrators if any duties have been delegated.
5. The Committee shall establish and periodically review policies concerning perquisite benefits.

6. The Committee shall periodically review the need for a Company policy regarding compensation paid to the Company’s executive officers in excess of limits deductible under Section 162(m) of the Code.
7. The Committee shall determine the Company’s policy with respect to change of control or “parachute” payments.
8. The Committee shall review executive officer and director indemnification and insurance matters.
9. The Committee shall review any employee loans in an amount equal to or greater than $75,000.
10. The Committee shall prepare and approve the Compensation Committee report to be included as part of the Company’s annual proxy statement.
11. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide any written material with respect to such evaluation to the Board, including any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.
12. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.
V. Delegation of Duties
In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee, except that it shall not delegate its responsibilities set forth in paragraphs 3 and 5 of Section IV above or for any matters that involve executive compensation or any matters where it has determined such compensation is intended to comply with Section 162(m) of the Code by virtue of being approved by a Committee of “outside directors” or is intended to be exempt from Section 16(b) under the Exchange Act pursuant to Rule 16b-3 by virtue of being approved by a committee of “non-employee directors.”

APPENDIX C
NOMINATING COMMITTEE CHARTER
of the Nominating Committee
of Star Scientific, Inc.
This Nominating Committee Charter was adopted by the Board of Directors (the “Board”) of Star Scientific, Inc. (the “Company”) on August 25, 2004.
I. Purpose
The purpose of the Nominating Committee (the “Committee”) of the Board is to assist the Board in discharging the Board’s responsibilities regarding:
(a) the identification of qualified candidates to become Board members;
(b) the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);
(c) the selection of candidates to fill any vacancies on the Board; and
(d) oversight of the evaluation of the Board.
In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.
II. Membership
The Committee shall be composed of two or more directors, as determined by the Board, each of whom (a) satisfies the independence requirements of the NASDAQ, and (b) has experience, in the business judgment of the Board, that would be helpful in addressing the matters delegated to the Committee.
The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board. Any action duly taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership provided herein.
III. Meetings and Procedures
The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with the provisions of the Company’s bylaws that are applicable to the Committee.
The Committee shall meet on a regularly scheduled basis at least one time per year and more frequently as the Committee deems necessary or desirable.
All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, or any other person whose presence the Committee believes to be desirable and appropriate. Notwithstanding the foregoing, the Committee may exclude from its meetings any person it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.

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The Chair shall report to the Board regarding the activities and proceedings of the Committee at appropriate times and as otherwise requested by the Chairman of the Board.
IV. Duties and Responsibilities
1. (a) At an appropriate time prior to each annual meeting of stockholders at which directors are to be elected or reelected, the Committee shall recommend to the Board for nomination by the Board such candidates as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
(b) At an appropriate time after a vacancy arises on the Board or a director advises the Board of his or her intention to resign, the Committee shall recommend to the Board for appointment by the Board to fill such vacancy, such prospective member of the Board as the Committee, in the exercise of its judgment, has found to be well qualified and willing and available to serve.
(c) For purposes of (a) and (b) above, the Committee may consider the following criteria, among others the Committee shall deem appropriate, in recommending candidates for election to the Board:
(i) personal and professional integrity, ethics and values;
(ii) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment;
(iii) experience in the Company’s industry and with relevant social policy concerns;
(iv) experience as a board member of another publicly held company;
(v) academic expertise in an area of the Company’s operations; and
(vi) practical and mature business judgment, including ability to make independent analytical inquiries.
2. The Committee shall, at least annually, review the performance of each current director and shall consider the results of such evaluation when determining whether or not to recommend the nomination of such director for an additional term.
3. The Committee shall consider, develop and recommend to the Board such policies and procedures with respect to the nomination of directors or other corporate governance matters as may be required or required to be disclosed pursuant to any rules promulgated by the Securities and Exchange Commission or otherwise considered to be desirable and appropriate in the discretion of the Committee.
4. The Committee shall evaluate its own performance on an annual basis, including its compliance with this Charter, and provide the Board with any recommendations for changes in procedures or policies governing the Committee. The Committee shall conduct such evaluation and review in such manner as it deems appropriate.
5. The Committee shall periodically report to the Board on its findings and actions.
6. The Committee shall review and reassess this Charter at least annually and submit any recommended changes to the Board for its consideration.

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APPENDIX D
SEVENTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
STAR SCIENTIFIC, INC.
(formerly Eye Technology, Inc.)
The undersigned, a natural person, for the purpose of amending and restating, the Certificate of Incorporation of Star Scientific, Inc., as originally filed on June 24, 1985, and as amended and restated on June 22, 1988, May 19, 1992, September 21, 2001, December 14, 2007, December 7, 2009, December 10, 2010 and December 16, 2011 under the provisions and subject to the requirements of the laws of the State of Delaware, particularly Chapter 1, Title 8, of the Delaware Code and the acts amendatory thereof and supplemental thereto and known, identified and, referred to as the “General Corporation Law of the State of Delaware,” and sections 242 and 245 thereof, hereby certifies that:
FIRST: The name of the corporation (hereinafter called the “Corporation”), is
STAR SCIENTIFIC, INC.
SECOND: The address, including street, number, city, and county, of this registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington County, of New Castle and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.
THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
FOURTH: The total number of shares of stock which the Corporation has the authority to issue is 207,500,000 shares of Common Stock having a par value of one thousandth of one cent ($0.0001) per share (hereinafter called “Common Stock”) and One Hundred Thousand (100,000) shares of Preferred Stock having a par value of one thousandth of one cent ($0.0001) per share (hereafter called “Preferred Stock”), making a total of 207,600,000 shares of stock.
Common Stock. The shares of authorized Common Stock of the Corporation shall be identical in all respects and shall have equal rights and privileges. Each share of Common Stock shall entitle the holder thereof to one vote.
Preferred Stock. The Board of Directors shall have authority to issue the shares of Preferred Stock from time to time on such terms it may determine, and to divide the Preferred Stock into one or more classes or series and in connection with the creation of any such class or series to fix by resolution or resolutions providing for the issue of shares thereof, the designation, preferences, powers and relative participating optional, or other special rights of such class or series, and the qualifications, limitations, or restrictions thereof, to the full extent now or hereafter permitted by law. A copy of such resolution shall be set forth in a Certificate made, executed, acknowledged, filed and recorded in the manner required by the laws of the State of Delaware in order to make the same effective.
FIFTH: The name and the mailing address of the incorporator are as follows:

Name	Mailing Address
R. G. Dickerson	229 South State Street, Dover, Delaware
SIXTH: The Corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdictions within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 9 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders, or any class thereto as the case may be, it is further provided:
1. Number, election and term. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The phrase “whole Board” and the phrase “total number of directors” shall be deemed to have the same meaning, to wit the total number of directors which the Corporation would have if there were no vacancies. No election of directors need to be by written ballot. The number of directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation.
2. Newly created directorships and vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from, death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders of the Corporation and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
3. Removal. Any director or the entire board of directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the shares of stock then entitled to vote generally in the election of directors, voting together as a single class.
NINTH: The Board of Directors shall have power to make, alter, amend and repeal the By-Laws of the Corporation. Any By-Law made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the stockholders.
TENTH:
1. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said action, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of such a person.

2. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii), pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction which the director derived an improper personal benefit. No amendment to or repeal of this Article TENTH apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.
ELEVENTH: The Corporation shall not be governed by or be subject to the provisions contained in Delaware General Corporation Law Section 203-Business Combinations with Interested Stockholders, as amended from time to time.
TWELFTH: From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed and other provisions authorized by the laws of the State Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TWELFTH.
IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this certificate as of the [•] day of December, 2011.

Star Scientific, Inc.

Name: Paul L. Perito
Title: Chairman of the Board of Directors, President and Chief Operating Officer

APPENDIX E
STAR SCIENTIFIC, INC.
2011 PERFORMANCE BONUS PLAN
SECTION 1. PURPOSE
The purpose of the Plan is to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.
SECTION 2. DEFINITIONS
Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.
(a) “Act” means the Securities Exchange Act of 1934, as amended.
(b) “Board” means the Board of Directors of the Company.
(c) “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or Compensation Committee shall designate from time to time. For those awards intended to qualify as performance-based compensation under Section 162(m), the Committee shall consist solely of two or more members, each of whom is an “outside director” within the meaning of Section 162(m). For those awards payable in shares of the Company’s Common Stock to Participants who are executive officers of the Company, the Committee shall consist solely of two or more members, each of whom is a “Non-Employee Director” within the meaning of Rule 16b-3, as promulgated under the Act.
(d) “Common Stock” means the common stock of the Company and such other class of stock into which such common stock is hereafter converted or exchanged.
(e) “Company” means Star Scientific, Inc.
(f) “Company Approved Departure” means a termination of employment that the Company (through the members of its senior management), in its sole discretion, determines to be in the best interest of the Company and the Company’s approval of such termination as a Company Approved Departure is approved or ratified by the Board or the Committee.
(g) “Covered Employee” shall have the meaning set forth in Section 162(m).
(h) “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
(i) “Equity Incentive Plan” means the Star Scientific, Inc. 2008 Incentive Award Plan, as amended from time to time.
(j) “Participant” means (i) each executive officer of the Company and (ii) each other employee of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.
(k) “Performance Period” means each fiscal year or another period as designated by the Committee, so long as such period does not exceed one year.
(l) “Plan” means this Star Scientific, Inc. Incentive Plan, as set forth herein and as may hereafter be amended from time to time.
(m) “Section 162(m)” means Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
(n) “Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests.

SECTION 3. AWARDS
(a) Performance Criteria. The Committee may establish the performance objective or objectives that must be satisfied in order for a Participant to receive an award for a Performance Period or may make discretionary payments from the plan; provided that for those awards intended to qualify as performance-based compensation under Section 162(m), the Committee shall establish the objective or objectives that must be satisfied in order for a Participant to receive an award for a Performance Period prior to the 91st day of the Performance Period (or such other date as may be required or permitted under Section 162(m)) but not later than the date on which 25% of the applicable Performance Period has lapsed. Unless the Committee determines at the time of grant not to qualify an award as performance-based compensation under Section 162(m), any such objectives will be based upon the achievement or the relative or comparative achievement of one or more of the following criteria, as determined by the Committee for the Performance Period: earnings before interest, taxes, depreciation and amortization; operating or net earnings or income (pre- or post-tax); earnings before interest and taxes; total shareholder return; return on the Company’s assets; increase in the Company’s earnings or earnings per share; revenue; revenue growth; share price; share price performance; return on invested capital; economic value added; profit margins; cash flow; improvement in or attainment of expense or capital expenditure levels; improvement in or attainment of working capital levels; return on equity; debt reduction; gross profit; market share; cost reductions; workforce satisfaction and diversity goals; workplace health and safety goals; product quality goals; employee retention; customer satisfaction; customer retention; completion of key projects and strategic plan development and/or implementation; job profit or performance against a multiplier; increases in the sale of low-TSNA smokeless tobacco products; increases in the sale of the Company’s dietary supplement products; expansion of the Company’s low-TSNA tobacco program; successful prosecution of patent infringement claims relating to the patents to which the Company is the exclusive licensee or sole owner; agreements with third-parties for the license of the Company’s proprietary processes or products; issuances of key patents; development and/or commercialization of new products; formation or expansion of strategic alliances; or, in the case of persons who are not Covered Employees, such other criteria as may be determined by the Committee. Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries, or products or with respect to an individual and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. When establishing performance objectives for a Performance Period, the Committee may exclude any or all “extraordinary items,” including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. Except in the case of awards intended to qualify as performance-based compensation under Section 162(m), the Committee may also adjust the performance objectives for any Performance Period in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine (including, without limitation, any adjustments that would result in the Company paying non-deductible compensation to a Participant).
(b) Maximum Amount Payable. The maximum aggregate amount (whether in cash, shares of Common Stock or a combination thereof) that may be paid to any one Participant during any fiscal year of the Company under the Plan with respect to one or more awards shall be US $2,500,000.
(c) Termination of Employment. Unless otherwise determined by the Committee in its sole discretion at the time the performance criteria are selected for a particular Performance Period, if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, such Participant shall forfeit all rights to any and all awards that have not yet been paid under the Plan.
(d) Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall have the right, in its absolute discretion, (i) to reduce or eliminate the amount otherwise payable to any Participant under the Plan based on individual performance or conduct or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 3(c).
(e) Form of Payment. Awards shall be payable in cash, in shares of the Company’s Common Stock, in other awards under the Equity Incentive Plan or in any combination of the foregoing, as determined in the Committee’s discretion.
SECTION 4. PAYMENT
Except as otherwise provided hereunder, payment of any award amount from the Plan shall be made to each Participant as soon as practicable after the Committee certifies that one or more of the applicable performance objectives have been attained (or, otherwise, after the Committee determines the amount of any such award) and in any event no later than two and one-half months after the end of the fiscal year in or with which or with which the Performance Period ends. The Committee shall determine whether any bonus payable under the Plan is payable in cash, in shares of Common Stock (including, but not limited to, restricted common stock or restricted stock units) or other awards under the Equity Incentive Plan, or in any combination thereof. The Committee shall have the right to impose whatever conditions it deems appropriate with respect to the award of shares of Common Stock or other awards, including conditioning the vesting of such shares or other awards on the performance of additional service.

SECTION 5. GENERAL PROVISIONS
(a) Administration. The Committee shall be responsible for the administration of the Plan; provided that in no event shall the Plan be interpreted in a manner that would cause any award intended to be qualified as performance-based compensation under Section 162(m) to fail to so qualify. The Committee shall establish the performance objectives for any fiscal year or other Performance Period determined by the Committee in accordance with Section 3 and certify whether such performance objectives have been obtained. The Committee may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Determinations, interpretations or other actions made or taken by the Committee under the Plan shall be final, binding and conclusive for all purposes and upon all persons.
(b) Delegation by the Committee. All of the powers, duties and responsibilities of the Committee specified in this Plan may be exercised and performed by the Committee or any duly constituted committee thereof to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Committee; provided that the Committee shall in no event delegate its authority with respect to the compensation of any Covered Employee.
(c) Tax Withholding. The Company shall have the power to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.
(d) No Guarantee of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ or retention of the Company.
(e) Unfunded Plan; Plan Not Subject to ERISA. The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.
(f) Freedom of Action. Nothing in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming by or through a Participant) shall have any right relating to the diminishment in the value of any award or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.
(g) Forfeiture of Award Amounts.
(i)	Forfeiture for Financial Reporting Misconduct. If the Company is required to prepare an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, (x) with respect to any Participant who either knowingly or grossly negligently engaged in the misconduct or knowingly or grossly negligently failed to prevent the misconduct as determined by the Committee or is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, such Participant shall forfeit and disgorge to the Company any award amounts (A) received during the twelve (12)-month period following the filing of the financial document embodying such financial reporting requirement or (B) earned based on the materially non-complying financial reporting, and (y) with respect to any Participant who is a current or former executive officer of the Company (as defined under the Act) who received incentive compensation under the Plan during the three-year period preceding the date on which the Company is required to prepare such accounting restatement, based on erroneous data, in excess of what would have been awarded or paid to such Participant under such accounting restatement, such Participant shall forfeit and disgorge to the Company such excess incentive compensation.

(ii)	Forfeiture under Applicable Laws or Regulations. In addition to forfeiture for the reasons specified in subsection (i) of this Section 5(g), the Participant shall forfeit and disgorge to the Company any award amounts to the extent required by applicable law or regulations in effect on or after the effective date of the Plan.

(h) Term of Plan. The Plan shall be effective with respect to fiscal periods beginning on or after the date it is approved by the Board in calendar year 2011.
(i) Amendment or Alteration. Notwithstanding Section 5(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan; provided that no such action shall be effective without approval by the shareholders of the Company to the extent necessary to continue to qualify the amounts payable hereunder to Covered Employees as performance-based compensation under Section 162(m).
(j) Severability. The holding of any provision of this Plan to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Plan, which shall remain in full force and effect.
(k) Assignment. Except as otherwise provided in this Section 5(k), this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 5(k) shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or Affiliate of the Company; to any corporation, partnership or other entity that may be organized by the Company, its general partners or its Participants as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation, partnership or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged or transferred.
(l) No Attachment. Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.
(m) Headings. The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.
(n) Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. That this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.
(o) Governing Law. This Plan and its enforcement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.
* * *

APPENDIX F
AMENDMENT TO THE
STAR SCIENTIFIC, INC.
2008 INCENTIVE AWARD PLAN
THIS AMENDMENT TO THE STAR SCIENTIFIC, INC. 2008 INCENTIVE AWARD PLAN (this “Amendment”), is made and adopted as of October  27, 2011 by Star Scientific, Inc, a Delaware corporation (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
WHEREAS, the Company maintains the Star Scientific, Inc. 2008 Incentive Award Plan, as amended (the “Plan”);
WHEREAS, pursuant to Section 14.1 of the Plan, the Plan may be amended by the Committee at any time and from time to time with the approval of the Board of Directors of the Company, provided, that approval by the stockholders of the Company is required for any amendment to the Plan that increases the number of shares of Stock available under the Plan (other than certain adjustments under the Plan); and
WHEREAS, the Company desires to amend the Plan as set forth herein.
NOW, THEREFORE, BE IT RESOLVED, that, subject to approval by the stockholders of the Company, the Plan be and hereby is amended as follows:
1. Section 3.1(a) of the Plan is hereby amended by deleting the number “6,000,000” in clause (i) of such Section and substituting the number “14,900,000” in lieu thereof.
2. Section 3.3 of the Plan is hereby deleted and replaced in its entirety with the following:
“Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 5,000,000.
3. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.
4. Except as set forth herein, the Plan shall remain in full force and effect.
* * *

F-1

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐
1. Election of Directors Nominees

01 Christopher C. Chapman	02 Neil L. Chayet	03 Burton J. Haynes	04 Mario V. Mirabelli	05 Paul L. Perito
06 Jonnie R. Williams

The Board of Directors recommends you vote FOR proposals 2. through 6.	For	Against	Abstain			For	Against	Abstain

2. An amendment to the Company’s Sixth Amended and Restated Certificate of Incorporation.	☐	☐	☐	6. Advisory vote on the compensation of certain of the Company’s executive officers.		☐	☐	☐

3. Approval of the Star Scientific, Inc. 2011 Performance Bonus Plan.	☐	☐	☐	The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain

4. Approval of stock option awards previously granted to certain employees under, and an amendment to, the Company’s 2008 Incentive Award Plan.	☐	☐	☐	7. Advisory vote on the frequency of future stockholder advisory votes on executive compensation.	☐	☐	☐	☐

5. Ratification of the appointment of Cherry, Bekaert & Holland, L.L.P., as the Company’s independent auditor for 2011 financial statements.	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting	Yes ☐	No ☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

STAR SCIENTIFIC, INC.
2011 ANNUAL MEETING OF STOCKHOLDERS
Friday, December 16, 2011
10:00 A.M., Eastern Time
The undersigned stockholder of Star Scientific, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Park A. Dodd III, Paul L. Perito, and Jonnie R. Williams, and each of them, as proxies (the “Proxy Holders”) for the undersigned, with full power of substitution in each, to attend the annual meeting of stockholders of our company to be held in the Scott Room of the Westin Grand Hotel, 2350 M Street, NW, Washington, DC 20037, on Friday, December 16, 2011, at 10:00 A.M., Eastern Time (the “Annual Meeting”), and any adjournment, continuation or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting.
When properly executed, this Proxy will be voted in the manner directed herein by the undersigned stockholder(s). If this Proxy is executed, but no direction is given, this Proxy will be voted FOR the proposals set forth on the reverse side hereof. Stockholders who plan to attend the Annual Meeting may revoke their proxy by attending and casting their vote at the Annual Meeting in person.
The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of 2011 Annual Meeting of Stockholders and the proxy statement with respect thereto and hereby revoke(s) any proxy or proxies heretofore given with respect to such meeting.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side